                                Exhibit 10(l)
                                -------------

          2


                                LEASE AGREEMENT

                            DATED: OCTOBER 15, 1996









        DUKE REALTY LIMITED PARTNERSHIP, AN INDIANA LIMITED PARTNERSHIP,
                                    LANDLORD


                     HEALTH O METER PRODUCTS, INC., TENANT



          3




                                LEASE AGREEMENT
                     TENANT: HEALTH O METER PRODUCTS, INC.


                               TABLE OF CONTENTS
                               -----------------

                                                                               Page
                                                                               ----

ARTICLE 1  TERM OF LEASE ........................................................2
           SECTION 1.1   INITIAL TERM ...........................................2
           SECTION 1.2   OPTIONS TO RENEW .......................................2
           SECTION 1.3   EXERCISE OF OPTIONS TO RENEW ...........................2

ARTICLE 2  CONSTRUCTION OF IMPROVEMENTS .........................................2
           INTENTIONALLY OMITTED ................................................2
           SECTION 2.2   APPROVAL OF PLANS ......................................3
           SECTION 2.3   SCOPE OF WORK ..........................................4
           SECTION 2.4   CHANGES IN WORK ........................................4
           SECTION 2.5   COMPLETION .............................................5
                   (A)   INITIAL IMPROVEMENT COMPLETION DATES ...................5
                   (B)   PERMITTED DELAYS-TENANT EXTENSION ......................5
                   (C)   AFFECT OF PERMITTED DELAYS OR TENANT EXTENSION .........6
                   (D)   PROGRESS OF CONSTRUCTION ...............................6
           SECTION 2.6   SUBSTANTIAL COMPLETION .................................7
           SECTION 2.7   TENANT'S REMEDIES FOR LANDLORD DELAY ...................7
           SECTION 2.8   WARRANTY ...............................................8
           SECTION 2.9   PUNCH LIST .............................................9
           SECTION 2.10  INDEMNITY .............................................10
           SECTION 2.10  EARLY OCCUPANCY .......................................10

ARTICLE 2A EXPANSION OF DEMISED PREMISES .......................................11
           SECTION 2A.1  OPTION TO EXPAND ......................................11
                   (A)   EXPANSION NOTICE ......................................11
           SECTION 2A.2  LANDLORD'S PROPOSED EXPANSION SPACE PARAMETERS ........12
           SECTION 2A.3  TENANT'S NOTICE TO PROCEED AND EXPANSION SPACE TERM ...12
           SECTION 2A.4  PREPARATION OF EXPANSION PLANS ........................13
           SECTION 2A.5  EXPANSION COMMENCEMENT DATE ...........................14
           SECTION 2A.6  SCOPE OF WORK - EXPANSION SPACE .......................14
           SECTION 2A.7  EXPANSION CHANGE ORDERS ...............................14
           SECTION 2A.8  WARRANTY AS TO EXPANSION SPACE ........................15
           SECTION 2A.9  EXPANSION PUNCH LIST ..................................15
           SECTION 2A.10 EXPANSION COSTS .......................................15

ARTICLE 3  RENT ................................................................16
           SECTION 3.1   BASE RENT .............................................16
                   (A)   BASE RENT FOR INITIAL IMPROVEMENTS ....................16
                           (1)  INITIAL TERM ...................................16
                           (2)  RENEWAL TERM ...................................16

                   (B)  EXPANSION SPACE RENT .........................................16
                           (1)  EXPANSION SPACE TERM .................................17
                           (2)  RENEWAL TERMS ........................................18
                   (C)  FAIR MARKET BASE RENT DETERMINATION ..........................18
           SECTION 3.2  RENT PAYABLE WITHOUT PRIOR DEMAND; MAXIMUM RATE OF INTEREST ..19
           SECTION 3.3. GOVERNMENTAL ASSISTANCE ......................................20


ARTICLE 4  PAYMENT OF TAXES, ASSESSMENTS, ETC. .......................................21
           SECTION 4.1  ADDITIONAL RENT ..............................................21
           SECTION 4.2  RIGHT TO CONTEST IMPOSITIONS .................................23
           SECTION 4.3  TAXES ON RENT ................................................23
           SECTION 4.4  RECEIPTS FOR IMPOSITIONS .....................................24
           SECTION 4.5  LANDLORD'S RIGHT TO CONTEST IMPOSITIONS ......................24

ARTICLE 5  INSURANCE .................................................................25
           SECTION 5.1  PROPERTY INSURANCE ...........................................25
           SECTION 5.2  MUTUAL WAIVER OF CLAIMS AND SUBROGATION RIGHTS ...............26
           SECTION 5.3  COMMERCIAL GENERAL LIABILITY INSURANCE .......................26
           SECTION 5.4  TENANT'S PROPERTY INSURANCE ..................................27
           SECTION 5.5  TENANT'S BUSINESS INTERRUPTION INSURANCE .....................27
           SECTION 5.6  PROCEEDS, PAYMENT AND POLICY PROVISIONS ......................27
           SECTION 5.7  INSURANCE APPROVAL ...........................................27

ARTICLE 6  USE AND MAINTENANCE OF THE DEMISED PREMISES ...............................28
           SECTION 6.1  PREMISES USE .................................................28
           SECTION 6.2  TENANT'S REPAIRS .............................................28
           SECTION 6.3  LANDLORD'S REPAIRS ...........................................30
           SECTION 6.4  PROHIBITION AGAINST WASTE ....................................30
           SECTION 6.5  MISUSE OR NEGLECT ............................................30
           SECTION 6.6  LIMITATION ON TENANT'S REPAIRS ...............................30

ARTICLE 7  COMPLIANCE WITH LAWS AND ORDINANCES .......................................31
           SECTION 7.1  COMPLIANCE ...................................................31
           SECTION 7.2  OTHER COMPLIANCE .............................................32
           SECTION 7.3  ENVIRONMENTAL MATTERS ........................................33
                   (A)  DEFINITIONS ..................................................33
                   (B)  LANDLORD INDEMNITY ...........................................34
                   (C)  TENANT INDEMNITY .............................................34
                   (D)  NOTICE .......................................................35
                   (E)  EXCLUSIVE REMEDY AND SURVIVAL ................................35
                   (F)  COMPLIANCE WITH OTHER LAWS ...................................35
                   (G)  STORAGE OF HAZARDOUS MATERIALS ...............................35
                   (H)  ENVIRONMENTAL AUDITS .........................................35
                   (I)  TERMINATION OF LEASE .........................................36

ARTICLE 8  MECHANIC'S LIENS AND OTHER LIENS ..........................................37
           SECTION 8.1  LIENS AND RIGHT OF CONTEST ...................................37


                                       ii

          5

           SECTION 8.2 LIENS ON LANDLORD'S WORK ...............................................38
           SECTION 8.3 OTHER LIENS ............................................................39


ARTICLE 9  INTENT OF PARTIES ..................................................................39
           SECTION 9.1 NET RENT ...............................................................39
           SECTION 9.2 LANDLORD'S PERFORMANCE FOR TENANT ......................................39
           SECTION 9.3 PAYMENT FOR LANDLORD'S PERFORMANCE FOR TENANT ..........................40

ARTICLE 10 DEFAULTS AND LANDLORD'S REMEDIES ...................................................40
           SECTION 10.1 DEFAULT ...............................................................40
           SECTION 10.2 RE-LETTING AFTER DEFAULT ..............................................41
           SECTION 10.3 ACCEPTANCE AFTER DEFAULT ..............................................42
           SECTION 10.4 REMEDIES CUMULATIVE ...................................................42

ARTICLE 11 DESTRUCTION AND RESTORATION ........................................................43
           SECTION 11.1 RESTORATION ...........................................................43
           SECTION 11.2 INSURANCE PROCEEDS ....................................................43
           SECTION 11.3 TENANT'S OBLIGATIONS FOLLOWING A CASUALTY .............................43
           SECTION 11.4 DESTRUCTION PRIOR TO COMMENCEMENT DATE ................................44
           SECTION 11.5 RESTORATION AT END OF TERM ............................................44

ARTICLE 12 CONDEMNATION .......................................................................44
           SECTION 12.1 TOTAL CONDEMNATION ....................................................44
           SECTION 12.2 PARTIAL CONDEMNATION ..................................................45
           SECTION 12.3 RESTORATION AFTER CONDEMNATION ........................................45
           SECTION 12.4 BASE RENT REDUCTION ...................................................45

ARTICLE 13 ASSIGNMENT AND SUBLETTING ..........................................................46
ARTICLE 14 SUBORDINATION, NON-DISTURBANCE, NOTICE TO MORTGAGEE AND ATTORNMENT .................46
           SECTION 14.1 SUBORDINATION .........................................................46
           SECTION 14.2 MORTGAGEE PROTECTION CLAUSE ...........................................46
           SECTION 14.3 ATTORNMENT ............................................................47
           SECTION 14.4 COSTS .................................................................47

ARTICLE 15 SIGNS ..............................................................................47

ARTICLE 16 TRADE FIXTURES .....................................................................48

ARTICLE 17 CHANGES AND ALTERATIONS ............................................................48

ARTICLE 18 SURRENDER OF PREMISES ..............................................................50

                                      iii

           SECTION 18.1  SURRENDER OF POSSESSION ..............................................50
           SECTION 18.2  REMOVAL OF TENANT'S PROPERTY; HOLDOVER RENT ..........................50

ARTICLE 19 MISCELLANEOUS PROVISIONS ...........................................................51
           SECTION 19.1  RIGHT OF INSPECTION ..................................................51
           SECTION 19.2  DISPLAY OF DEMISED PREMISES ..........................................52
           SECTION 19.3  INDEMNITIES ..........................................................52
                  (A)    TENANT ...............................................................52
                  (B)    LANDLORD .............................................................53
           SECTION 19.4  NOTICES ..............................................................53
           SECTION 19.5  QUIET ENJOYMENT ......................................................54
           SECTION 19.6  LANDLORD AND SUCCESSORS ..............................................54
           SECTION 19.7  ESTOPPELS ............................................................54
           SECTION 19.8  SEVERABILITY; GOVERNING LAWS .........................................55
           SECTION 19.9  BINDING EFFECT .......................................................55
           SECTION 19.10 CAPTIONS .............................................................55
           SECTION 19.11 LANDLORD TENANT RELATIONSHIP .........................................55
           SECTION 19.12 MERGER OF AGREEMENTS .................................................55
           SECTION 19.13 LANDLORD'S PROPERTY ..................................................55
           SECTION 19.14 SURVIVAL .............................................................55
           SECTION 19.15 REASONABLENESS .......................................................56
           SECTION 19.16 REAL ESTATE BROKER ...................................................56
           SECTION 19.17 EXHIBITS; RIDER PROVISIONS ...........................................56
           SECTION 19.18 RECORDING ............................................................56
           SECTION 19.19 FINANCIAL STATEMENTS .................................................56
           SECTION 19.20 LIMITATION OF LANDLORD'S LIABILITY ...................................56

ARTICLE 20 CONTINGENCIES ......................................................................57
           SECTION 20.1  LANDLORD'S CONTINGENCIES .............................................57
           SECTION 20.2  TENANT'S CONTINGENCIES ...............................................57
           SECTION 20.3  WAIVER ...............................................................57


                                       iv

          7

                                LEASE AGREEMENT
                     TENANT: HEALTH O METER PRODUCTS, INC.

         This LEASE AGREEMENT (the "Lease") is made this 15th day of October, 1996, by and between Duke Realty Limited Partnership, a limited partnership existing under the laws of the State of Indiana (the "Landlord") and HEALTH O METER PRODUCTS, INC., a corporation existing under the laws of the State of Delaware, (the "Tenant").

                                  WITNESSETH:

         A. Landlord, for and in consideration of the rents, covenants and agreements hereinafter contained, hereby leases, rents, lets and demises, unto Tenant, and Tenant does hereby take and hire, upon and subject to the conditions and limitations hereinafter expressed, all that parcel of land containing approximately 35.059 acres, more or less, situated in the Village of Glenwillow (the "Village"), County of Cuyahoga and State of Ohio, described in Exhibit A attached hereto and made a part hereof (the "Land"), together with all improvements located on and to be constructed thereon pursuant to the terms and conditions hereof. The initial improvements to be constructed on the Land by Landlord as provided in Article 2 hereto, are referred to as the "Initial Improvements." The improvements, if any, to be constructed by Landlord pursuant to Tenant's right to expand as provided in Article 2A hereof are referred to as the "Expansion Space." The Initial Improvements and the Expansion Space, if any, are collectively referred to as "Landlord's Improvements".

         B. Landlord's Improvements and all other improvements, fixtures and other property, real, personal or mixed, except those items of Tenant's attached or unattached personalty, which are deemed to be Trade Fixtures (as discussed in Article 16, the "Trade Fixtures") installed or located thereon, together with all additions, alterations and replacements thereof are collectively referred to as the "Improvements." The Land, Landlord's Improvements and any alterations, modifications or additions thereto are hereafter collectively referred to as the "Demised Premises." The structures located upon and forming a part of the Demised Premises which are constructed for human occupancy or for manufacturing, assembly or storage of goods, merchandise, equipment, or other personal property are collectively called the "Building."

         NOW THEREFORE, for and in consideration of the mutual covenants and conditions herein contained and for other good and valuable consideration, the parties hereto agree as follows:

                                       1

          8

                                   ARTICLE 1
                                 TERM OF LEASE

         SECTION 1.1 INITIAL TERM. The initial term of this Lease (the "Initial Term") shall be for fifteen (15) years commencing on August 1, 1997 (the "Commencement Date") and ending on July 31, 2012 (the "Termination Date"). Notwithstanding the foregoing, the Commencement Date and Termination Date are subject to adjustment as set forth in Section 2.5 hereof, but in no instance shall the Initial Term be less than fifteen (15) years, unless sooner terminated as provided herein.

         SECTION 1.2 OPTIONS TO RENEW. Tenant shall have the option (or the requirement as provided in Section 2A.3 in respect to Expansion Space) to extend the Initial Term for up to two (2) additional periods of five (5) years each (individually a "Renewal Term," and collectively, the "Renewal Terms") upon the terms and conditions contained in this Lease, except that the Base Rent for the Renewal Terms shall be as set forth in Sections 3.1 hereof. The Initial Term and Renewal Terms, if any, are sometimes collectively referred to as the "Term."

         SECTION 1.3 EXERCISE OF OPTIONS TO RENEW. The options to renew granted in Section 1.2 hereof may be exercised by Tenant giving written notice to Landlord (herein the "Renewal Notice") not later than twelve (12) months prior to the expiration of the then applicable portion of the Term. Should Tenant neglect to provide Landlord with a Renewal Notice as provided herein, Tenant's right to exercise Tenant's option to extend (and any succeeding option) shall expire. It shall be a condition of exercise of each option to renew that Tenant shall not be in Default (as defined in Section 10.1) of any of the terms and conditions of this Lease, either at the time of delivery of the Renewal Notice in question, or at the commencement of the Renewal Term in question. Notwithstanding the foregoing, regardless of a Renewal Notice, Tenant shall be deemed to have exercised its option for the applicable number of Renewal Terms in the instance of Expansion Space as provided in Section 2A.3 hereof.

                                   ARTICLE 2
                          CONSTRUCTION OF IMPROVEMENTS

         SECTION 2.1       INTENTIONALLY OMITTED.

         SECTION 2.2       APPROVAL OF DESIGN PACKAGE PLANS.

         Landlord will cause to be prepared and delivered to Tenant for Tenant's approval by the following dates all of the design components of the Building in four specific design plan packages (the "Design Plan Packages") :

                                                      DATE TO BE                 DATE TO BE
                                                      ----------                 ----------
     DESIGN PLAN                                    DELIVERED TO                AGREED UPON BY
     -----------                                    ------------                --------------
     PACKAGE NO.         DESCRIPTION                    TENANT                     LANDLORD
     -----------         -----------                    ------                     --------
                                                                                  AND TENANT

         1        Earthwork and Site Utilities  Received prior to Date of       October 14, 1996
                                                this Lease

         2        Building Shell                October 7, 1996                 October 21, 1996

         3        Warehouse Finishes            November 4, 1996                November 18, 1996

         4        Office Finishes (including    January 20, 1997                February 3, 1997
                  Landscaping Plans)

The Design Plan Package No. 1 shall be prepared by M-E Civil Engineering, Inc. (the "Civil Engineer"), an Ohio licensed engineer, all of which shall be in substantial compliance with Tenant's Performance Criteria Specifications and Outline Plans (the "Performance Criteria") attached hereto as Exhibit B. The Design Plan Packages Nos. 2, 3 and 4 shall be prepared by Ford, Berry Architects, Inc. (the "Initial Architect") an Ohio licensed architect, all of which shall be in substantial compliance with the Performance Criteria. Upon receipt, Tenant shall either approve or disapprove the same. If a Design Plan Package (or a portion thereof) is disapproved, Tenant shall notify Landlord in writing, detailing, with appropriate specificity, that portion or element of the Design Plan Package disapproved and the reasons for such disapproval. The Tenant shall use the submitted documents to record the written commentary, and return a copy to the Landlord. Upon Tenant's disapproval, Landlord shall undertake to have such disapproved element of the Design Plan Package modified and shall promptly resubmit same to Tenant. Such submission and resubmission process shall continue until such time as all of the components comprising the Design Plan Packages have been approved by Tenant and Landlord but in no event later than the dates set forth in the table above.

         In the event Landlord and Tenant fail to agree on the final content of the Design Plan Packages, Tenant and the Civil Engineer, in the event the failure to agree is with respect to Design Plan Package No. 1 shall appoint an independent engineer to make such determination, and in the event the disagreement is as to Design Plan Packages Nos. 2, 3 or 4, Tenant and the Initial

         10

Architect shall appoint an Independent Architect to make such determination. The decision of the Civil Engineer or Independent Architect, as the case may be, shall be binding on the parties.

         When each of the components of the Design Plan Packages have ultimately been approved by Tenant, Tenant and Landlord shall each affix their respective signatures or initials to each page comprising the Design Plan Packages, and when all components comprising the Design Plan Packages have been so signed or initialed they shall become a part of this Lease as Exhibit C and together shall constitute the Final Plans.

         SECTION 2.3 SCOPE OF WORK. Landlord agrees to furnish at Landlord's sole cost and expense (except in the instance of Change Orders), all of the material, labor and equipment necessary for the commencement and completion of construction on the Land of the Initial Improvements specified on the Final Plans. The Initial Improvements shall be constructed using new materials in a good and workmanlike manner in accordance with the Final Plans. Landlord agrees to complete the construction thereof in full compliance with all Laws as then in effect (except as such compliance may be affected as a result of work performed or to be performed in or about the Demised Premises by Tenant or Tenant's separate contractors). In the event any materials specified in the Final Plans are unavailable, Landlord reserves the right to substitute materials of higher or equal quality, provided that Tenant consents, in writing, to such substitutions, which consents shall not unreasonably be withheld or delayed.

         Landlord shall cause the Initial Improvements to be constructed, and, as of the Commencement Date, to be in full compliance with the requirements of the Americans With Disabilities Act of 1990, and any and all rules and regulations theretofore issued pursuant thereto ("ADA").

         SECTION 2.4 CHANGES IN WORK. Although it may constitute a Tenant Extension (as hereafter defined), Tenant, without invalidating this Lease, may order changes in the work (or may be deemed to have ordered changes in the work) consisting of additions or deletions to, or other revisions in, the Final Plans (or the Expansion Plans, if applicable and as hereafter defined), with an appropriate adjustment, if any, for a credit to or payment by Tenant as hereafter provided and with an appropriate adjustment, if any, to the following hereafter defined dates: The Initial Completion Date; Commencement Date; Expansion Commencement Date; and any applicable dates on which Landlord is required to deliver components of the Final Plans (or Expansion Plans). Any such changes in work which have been authorized by a written change order (which shall be executed as hereafter provided), or have otherwise been deemed hereunder to have been so authorized and executed, is herein sometimes referred to as "Change Order."

         11

         Except as hereafter provided, a Change Order is a written order signed by Tenant and accepted, in writing, by Landlord stating in detail the change in the work, any adjustment in the foregoing dates or the time for the preparation of components of the Final Plans (or Expansion Plans, if applicable), and any credit to be afforded to Tenant or any additional payment obligation to be made by Tenant as a result thereof. If, in the instance of the Initial Improvements a Change Order results in a credit to Tenant, meaning that the Change Order Cost (as hereafter defined) is less than the original charge for the work being changed, such credit shall be effected by a credit to the Base Rent first owing under this Lease. If in the instance of either the Initial Improvements or the Expansion Space, a Change Order results in an additional charge to Tenant, meaning that the Change Order Cost is greater than the original charge for the work being changed, Tenant shall pay to Landlord the Change Order Cost with Tenant's first payment of Base Rent. The "Change Order Cost" shall be equal to the sum of all actual costs incurred in connection with the subject change. The actual costs of the subject change shall be the aggregate of all payment obligations under those contracts or modifications to contracts entered into by Landlord, including standard construction management fees, plus applicable general conditions, which are necessary to effectuate the specific Change Order.

         SECTION 2.5       COMPLETION.

         (a) INITIAL IMPROVEMENT COMPLETION DATES. Subject to Permitted Delays and Tenant Extensions, the Initial Improvements shall be Substantially

Complete (as defined in Section 2.6) or if not Substantially Complete, at least completed to the extent that Tenant may begin to perform certain of its facility preparation work (as described in Section 2.11), on or before June 30, 1997 (herein the "Initial Completion Date"). Subject to Tenant Extensions, all of the Initial Improvements shall be Substantially Complete on or before the Commencement Date.

         (b) PERMITTED DELAYS-TENANT EXTENSION. The Initial Completion Date and Commencement Date (and Expansion Commencement Date, it applicable) shall be extended if Landlord is delayed as a result of: (1) strikes, labor disputes, unusual delays or shortages encountered in weather, transportation, fuel, material or labor shortages; (2) casualties, acts of God or the public enemy; or
(3) governmental embargo restrictions or action or inaction of local, state or federal governments affecting the work (clauses (1) through (3) above are hereinafter individually referred to as a "Permitted Delay" and collectively as "Permitted Delays").

         A "Tenant Extension" shall mean any delay encountered by Landlord as a result of any act or omission or neglect of Tenant, including the requesting and negotiating of Change Orders, or any act or neglect of any employee of Tenant or by any separate

         12

contractor employed by Tenant, including, but not limited to the failure of Tenant or any of Tenant's contractors to complete interior construction or racking causing the Village to withhold its certificate of occupancy for the Initial Improvements (or Expansion Space) as a result thereof or causing the Initial Improvements (or Expansion Space) not to be in compliance with all applicable laws as a result thereof.

         (c) EFFECT OF PERMITTED DELAYS OR TENANT EXTENSION. Landlord shall use best efforts to overcome or mitigate the effect of a Permitted Delay. "Best efforts" (as used throughout this Lease) shall mean those efforts that are commercially reasonable under the circumstances. Promptly following the occurrence of a Permitted Delay or a Tenant Extension, Landlord, in writing, shall notify Tenant of such occurrence. Thereafter, promptly following Landlord's determination of the effect such occurrence will have, if any, on the time within which the Initial Improvements (or the Expansion Space, as the case may be) shall be Substantially Completed and ready for occupancy by Tenant and, in the instance of a Tenant Extension, only, the additional cost, if any, to Tenant, Landlord shall notify Tenant of same. Landlord shall endeavor to make such determination within ten (10) days following the occurrence, but in any event it shall be made with due diligence. In the case of continuing Permitted Delays or Tenant Extensions, only one such notice from Landlord is necessary. In the instance of a Permitted Delay, the Initial Completion Date, Commencement Date, Expansion Commencement Date (as hereafter defined) shall be moved back to the date necessary as a result of a Permitted Delay. In the instance of a Tenant Extension, the Commencement Date or the Expansion Commencement Date, if applicable, shall be the date on which the Initial Improvements or Expansion Space, respectively, would have been Substantially Complete, but for the Tenant Extension. Also, in the instance of a Tenant Extension, the Initial Completion Date and the dates when the applicable components of the Design Plan Packages (or Expansion Plans) must be prepared shall be moved back to the date necessary as a result of a Tenant Extension.

         (d) PROGRESS OF CONSTRUCTION. Landlord agrees to provide to Tenant construction schedules monthly which will depict the various stages of construction of the Initial Improvements, the progress to date, and Landlord's estimates for completion of future stages of construction. Such schedules shall also be updated by the Landlord from time to time in order to reflect any major changes in construction conditions and/or in the estimated time for delivery of the various stages of completion. Tenant may consult with the Initial Architect in the presence of Landlord in regard to the construction schedule and suggest methods in which such schedule may be modified in order to facilitate Substantial Completion in accordance with the dates provided herein. If, in Tenant's reasonable judgment, and after consultation with Landlord and the Initial Architect, Tenant believes that the dates contained herein for the delivery of the various stages of the

         13

Initial Improvements cannot be met, then Tenant shall notify Landlord in writing of same. Landlord, upon receipt of such a notice agrees to consult with the, Initial Architect, and the major subcontractors to insure that all reasonable steps necessary to meet the time requirements set forth herein are being taken. In no event, however, shall the failure of Landlord to comply with or implement any suggestions or requests by Tenant be deemed to be a default by Landlord hereunder. Nothing contained in the previous sentence shall be construed as a limitation on the obligation of Landlord to use their best efforts to mitigate the effect of any Permitted Delay hereunder.

         SECTION 2.6 SUBSTANTIAL COMPLETION. Except for Tenant Extensions, the Initial Improvements and the Expansion Space, as the case may be, shall be deemed to be "Substantially Complete" or be deemed to have achieved "Substantial Completion" on the date on which: (i) the improvements in question are completed in compliance with all applicable laws (except as provided in Section 2.3 hereof) and in conformity in all material respects with the Final Plans (or the Expansion Plans, as the case may be); and (ii) when the Village (or other governmental authority having jurisdiction) has issued a certificate of occupancy (or other consent to or approval of Tenant's use and occupancy as may be necessary) of the Initial Improvements (or Expansion Space). In the event of any disagreement between Landlord and Tenant on the issue of whether Substantial Completion has been achieved under clause (i) above, Tenant and the Initial Architect shall appoint an independent third party architect (the "Independent Architect") to make such determination and the decision of the Independent Architect shall be binding on the parties. The issuance of a certificate of occupancy (or other consent or approval, as aforesaid, if necessary) by the Village (or other governmental authority having jurisdiction) which is temporary or conditional on the subsequent completion of weather-sensitive work, if any, or completion of minor Punch List Items (as defined in Section 2.9) which do not interfere with Tenant's use and occupancy of the Demised Premises, shall nevertheless fulfill the requirement of clause (ii) above. In the instance of the occurrence of Tenant Extensions, Substantial Completion of the Initial Improvements (or the Expansion Space, if applicable) shall be the date on which the improvements in question would have been completed in compliance with all applicable Laws (except as provided in Section 2.3 hereof) and in conformity in all material respects with the Final Plans (or the Expansion Plans, if applicable) and the Village (or other governmental authority having jurisdiction) would have issued a certificate of occupancy (or other consent or approval, as aforesaid, as may be necessary), but for the occurrence of a Tenant Extension.

         SECTION 2.7 TENANT'S REMEDIES FOR LANDLORD DELAY. Landlord acknowledges that Tenant's current lease expires on June 30, 1997 and Tenant will incur significant expense in the event the time periods for Substantial Completion as set forth in this Lease are not met. Accordingly, Landlord agrees as follows:

         (a) Subject to Permitted Delays and Tenant Extensions, in the event that Substantial Completion of all of the Initial Improvements is not achieved on or before July 31, 1997, then for each day that Substantial Completion is delayed beyond said date, the Commencement Date shall be extended by one day.

         (b) In addition, subject to Permitted Delays and Tenant Extension, in the event that Substantial Completion of all of the Initial Improvements is not achieved on or before August 22, 1997, then for each day that Substantial Completion is delayed beyond said date, Tenant shall be entitled to full abatement of one (1) day of Base Rent following the Commencement Date.

         SECTION 2.8 WARRANTY. Subject to Section 2.3 hereof with respect to compliance with ADA and Landlord's, and Tenant's respective obligations in regard thereto, Landlord represents and warrants that all Initial Improvements to be constructed hereunder shall be constructed in full compliance with all applicable Laws and Landlord represents and warrants that the Initial Improvements shall be constructed in full compliance with all Laws (except as provided in Section 2.3 hereof) and in accordance with the Final Plans in all material respects. Landlord warrants all portions of the Initial Improvements constructed pursuant to the Final Plans for a period of one (1) year after Substantial Completion thereof, plus, for any Warranty Work, one (1) year after the date of completion of such Warranty Work (herein the "Warranty Period"). After the conclusion of the Warranty Period, Landlord shall assign and transfer to Tenant all warranties then in effect which were given to Landlord (except any such warranties with respect to portions of the Initial Improvements for which Landlord retains Landlord's Repair obligations). If, during the Warranty Period, Tenant notifies Landlord in writing of defective work in the design or construction of the Initial Improvements, Landlord shall promptly cause such defective work to be corrected.

         In the event Landlord performs any work during the Warranty Period for purposes of correcting any specific defect in the work (hereinafter referred to as "Warranty Work"), such Warranty Work, as provided above, shall be warranted by Landlord for a period of one (1) year from the date performed. The warranty which is provided hereunder is limited in certain respects, and is conditioned on certain user performance criteria, as follows:

         (a) Tenant agrees to use Landlord's Improvements in accordance with the design capacities and criteria established for same. Tenant acknowledges that any material misuse of same may void the warranty hereunder, and may void any manufacturers' warranties which may be assigned to Tenant hereunder.

         15

         (b) In addition to the foregoing, the warranty hereunder shall not extend to the electrical, plumbing and mechanical systems servicing the Building unless said systems are maintained and operated in substantial compliance with the manufacturers' specifications for same by one or more professionals experienced in the maintenance and servicing of such systems at least through the Warranty Period (provided that Landlord provides Tenant with copies of manufacturers' specifications or maintenance manuals or other similar information to enable Tenant to properly meet its obligations hereunder). Landlord shall be responsible for initially providing training to Tenant's operating and maintenance personnel (up to three people) with respect to the above referenced Building Systems

         (c) Warranty Work hereunder shall not in any way include, or require Landlord to perform, any routine and appropriate regular maintenance of the Landlord's Improvements required to be performed by Tenant during the Warranty Period as part of Tenant's Repairs (see Section 6.2 below).

         (d) The warranty hereunder specifically excludes (and Tenant waives any claims with respect to) damages to Tenant's products, equipment, or other personal property which may be located within the Demised Premises, Tenant hereby acknowledging and agreeing that it has acquired (or will acquire), and will maintain, appropriate amounts of insurance in order to manage said risks.

         (e) The obligations under this warranty shall be to correct those portions of the Landlord's Improvements which are not constructed in conformance with Final Plans (or Expansion Plans, as the case may be), are defective, or which fail due to faulty design or workmanship.

         SECTION 2.9 PUNCH LIST. Landlord shall notify Tenant of the date which is approximately seven (7) days prior to the estimated date on which Substantial Completion for the Initial Improvements is expected to be achieved (herein referred to as "Inspection Date"). Landlord, and Tenant shall, on the Inspection Date, make a joint physical inspection of the Building to list the items of work to be completed (herein referred to as "Punch List Items"). Landlord shall deliver, in writing, Landlord's promise to complete the Punch List Items within such reasonable period of time in respect to each item as is necessary to complete same, taking into account diligence and good workmanlike practices. In the event of a disagreement between the parties as to the inclusion or the exclusion of an item on the "Punch List," Tenant and the Initial Architect shall appoint an Independent Architect to make such determination and the decision of the Independent Architect (which decision shall be based solely on the determination of whether the item in question was constructed in conformity with Final Plans) shall control.

         16

         SECTION 2.10      INDEMNITY.

         (a) Landlord agrees to indemnify and save Tenant harmless from and against any and all loss, cost or damage that Tenant may sustain, including, without limitation, reasonable attorney's fees incurred by Tenant in connection with any claim, lien, charge, encumbrance or action brought, maintained or filed by any party for any labor performed or materials furnished for or in connection with the Initial Improvements.

         (b) Further, Landlord shall indemnify and hold harmless Tenant, its agents and employees from and against all claims, damages, losses and expenses, including reasonable attorney's fees (except to the extent caused by the negligence or willful misconduct of Tenant, its agents, employees or contractors) to the extent arising out of or resulting from the performance of any work in connection with the construction of the Initial Improvements, provided that any such claim, damage, loss or expense is (i) attributable to bodily injury, sickness, disease or death, or due to injury to or destruction of tangible property (other than the Improvements); and (ii) caused by any negligent or willful misconduct of Landlord or any of Landlord's employees, contractors, subcontractors or anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable.

         (c) Tenant shall indemnify and hold harmless Landlord, its agents and employees from and against all claims, damages, losses and expenses, including reasonable attorney's fees (except to the extent caused by the willful misconduct of Landlord, Landlord's agents, employees or contractors) to the extent arising out of or resulting from the performance of any work in connection with Tenant's use and occupancy of the Demised Premises to complete its facility preparation provided that such claim, damages, loss or expense is
(i) attributable to bodily injury, sickness, disease or death, or due to injury to or destruction of tangible property; and (ii) caused by any negligent or willful misconduct of Tenant or any of Tenant's employees, contractors, subcontractors or anyone directly or indirectly employed by any of them or anyone of whose acts any for them may be liable.

         (d) Tenant and Landlord shall promptly notify the other party of any claim under the indemnities contained in this Section 2.10 of which Landlord or Tenant has knowledge.

         SECTION 2.11 EARLY OCCUPANCY. Landlord will use good faith efforts to allow Tenant to take possession of the warehouse portion of the Leased Premises on or before June 30, 1997 for fixturing purposes. Tenant agrees to coordinate its fixturing work with the work of the Landlord such that Tenant's work does not interfere with or delay Landlord's work; provided, however, that neither Landlord nor any of Landlord's affiliates shall have

         17

any responsibility or liability whatsoever for any injury (including death) to any persons or loss or damage to any of Tenant's leasehold improvements, fixtures, equipment or any other materials installed or left in the Leased Premises prior to the Commencement Date unless and to the extent such injury or damage is caused by the negligence or willful misconduct of Landlord or any of Landlord's employees, contractors, subcontractors or anyone directly or indirectly employed by any one of them or anyone for whose acts any of them may be liable. All of the terms and conditions of this Lease will become effective upon Tenant taking possession of the Leased Premises except for the payment of rent, which will commence on the Commencement Date.

                                   ARTICLE 2A
                         EXPANSION OF DEMISED PREMISES

         SECTION 2A.1      OPTION TO EXPAND.

         (a) EXPANSION NOTICE. Provided (i) Tenant is not then in material default hereunder, and (ii) Tenant's "Stockholder's Equity" as shown on Tenant's most recently prepared quarterly consolidated balance sheet, as of the date of Tenant's delivery of the Expansion Notice, is greater than or equal to Tenant's "Stockholder's Equity," as of the date hereof, by written notice provided to Landlord (herein an "Expansion Notice"), Tenant shall have the right, at any time (or times, up to a maximum of twice) during the Initial Term, to direct Landlord to prepare Expansion Plans (defined below) and to construct the Expansion Space. Tenant's Expansion Notice shall request Expansion Space of at least 80,000 square feet but not more than 160,000 square feet of additional manufacturing, assembly, warehouse or office space as Tenant may determine is necessary or desirable, provided such size is in compliance with the parameters hereafter provided and would then be in compliance with all Village codes, and other applicable governmental laws, statutes, ordinances, rules and regulations and further provided that the percentage of office space to be included within the Expansion shall not exceed twenty percent (20%) of the Total Expansion Space. Tenant shall have the right to direct Landlord to construct the Expansion Space in increments of 80,000 square feet over the Initial Term of this Lease. The Expansion Space shall be constructed on that portion of the Land delineated as "Expansion" on the Final Plans.
Tenant's Expansion Notice shall contain the following information:

                  (1) The desired size of the Expansion Space (at least 80,000 square feet but not greater than 160,000 square feet;

                  (2) The proposed configuration and other relevant data concerning the desired Expansion Space (provided the Expansion Space shall be in conformity with the clear height of the Initial Improvements, and in conformity with the architecture, engineering

          18

                           and general aesthetics of the Initial Improvements), all in sufficient detail to enable Landlord to reasonably determine the Expansion Cost (as hereafter defined) thereof; and

                  (3) The estimated date on which Tenant requests that the Expansion Space be completed and ready for occupancy for Tenant's use (which date shall in no case be earlier than nine (9) months after Tenant's approval of the Expansion Plans).

         SECTION 2A.2 LANDLORD'S PROPOSED EXPANSION SPACE PARAMETERS. Within thirty (30) days following Landlord's receipt of the Expansion Notice, Landlord shall consult with Tenant concerning Tenant's specific requirements in regard to its need for expansion, and within said time period shall notify Tenant, in writing, of Landlord's proposal (which shall not be binding on Landlord or Tenant, but shall nonetheless be given, in good faith, by Landlord) of: (a) the size of the Expansion Space that Landlord is willing and able to construct in accordance with the then applicable ordinances of all governmental authority having jurisdiction over the Demised Premises and in accordance with the parameters set forth in Section 2A.l above; (b) Landlord's estimate of the total Expansion Costs (defined in Section 2A.10 hereof) which will be incurred in planning and constructing the Expansion Space and other Land improvements or modifications necessary to accommodate the Expansion Space; and (c) Landlord's estimate, based on the Expansion Costs, of the Expansion Space Rent as provided in Section 3.1 (b) hereof.

         SECTION 2A.3 TENANT'S NOTICE TO PROCEED AND EXPANSION SPACE TERM. Within thirty (30) days following receipt of Landlord's proposal set forth in
Section 2A.2 above, Tenant shall notify Landlord, in writing ("Notice to Proceed"), that (i) Tenant authorizes Landlord to proceed with the preparation of Expansion Plans, and the commencement of construction of the Expansion Space (as hereafter provided); or (ii) Tenant elects not to expand. If Tenant fails to serve said Notice to Proceed on Landlord within said thirty (30) day period, then Tenant shall be deemed to have elected not to expand. However, if a Notice to Proceed is given by Tenant authorizing the planning and construction of the Expansion Space, then concurrently therewith Tenant shall be deemed to have exercised that number of Renewal Terms that is necessary to extend the Term for a period of not less than fifteen (15) years following the Expansion Commencement Date (as hereafter defined). That portion of the Term equal to fifteen (15) years on and after the Expansion Commencement Date plus that portion of the applicable Renewal Term remaining after the expiration of said fifteen (15) years is hereafter referred to as the "Expansion Space Term." By way of example, if the Expansion Commencement Date occurs on the seventh (7th) anniversary of the Commencement Date, by delivery of the Notice to Proceed, Tenant shall he deemed to have elected to extend the Term for two (2) Renewal Terms, the


                                       12

          19

Term will be for not less than eighteen (18) years and the Expansion Space Term shall be for fifteen (15) years.

         SECTION 2A.4 PREPARATION OF EXPANSION PLANS. Following the date Landlord receives the Tenant's Notice to Proceed, Landlord shall cause to be prepared and delivered to Tenant all of the components of plans and specifications for the Expansion Space (herein, the "Expansion Plans") prepared by an Ohio licensed architect ("Expansion Architect") reasonably acceptable to Tenant, and in substantial conformity with the Expansion Notice.

         Said components of the Expansion Plans will be prepared for delivery as follows: (i) on or prior to the date sixty (60) days following Landlord's receipt of the Notice to Proceed, Landlord shall cause to be delivered to Tenant the base building plans component of the Expansion Plans in substantial compliance with the Landlord's proposal set forth in Section 2A.2, and which shall be in a form sufficiently complete to enable the issuance of a building permit by the Village for the construction of the base building portion of the Expansion Space. Within thirty (30) days after Tenant's approval of said base building plans component of the Expansion Plans as hereafter provided, Landlord shall cause to be delivered to Tenant the final plan component of the Expansion Plans (which shall contain substantially similar components as the Final Plans for the Initial Improvements).

         If: (i) each component submitted by Landlord is in substantial compliance with the Expansion Notice; and (ii) the character and quality of the systems and improvements described in the final plan component of the Expansion Plans are consistent with the character and quality of the improvements described in the base building component of the Expansion Plans, Tenant agrees that it will not unreasonably withhold its approval of any such submitted component, except for just and reasonable cause, and Tenant further agrees not to act in an arbitrary and capricious manner with respect to approval of such components. Any disapproval of the components by Tenant which, in order to obtain Tenant's approval upon resubmission, requires a revision thereto, which revision in Landlord's reasonable opinion is a substantial deviation from the Expansion Notice shall be deemed a Change Order as set forth in Section 2.7 hereof. Landlord, within seven (7) days following Landlord's receipt of such deviating disapproved component shall notify Tenant, in writing, of Landlord's good faith estimate of the amount, if any, of delay in the completion of construction of the Expansion Space and, if applicable, the extra cost to or savings to Tenant resulting from the requested revision. In no instance shall Tenant be permitted to order such deviation if such deviation would cause the Expansion Plans not to be in compliance with all applicable laws.

         When each of the components of the Expansion Plans have been ultimately approved by Tenant, Tenant and Landlord shall each affix their respective signatures or initials to each page



                                       13

         20

comprising such component. Thereafter, such approved components shall constitute the Expansion Plans and shall be deemed a part of this Lease as Exhibit C.

         SECTION 2A.5 EXPANSION COMMENCEMENT DATE. Except for Permitted Delays and Tenant Extensions, the Expansion Space shall be Substantially Completed on the date (herein the "Expansion Completion Date") which is nine (9) months following the final approval of all of the Expansion Plans. In the event that the Landlord Substantially Completes the Expansion Space on a date which is later than the date nine (9) months after the approval of the Expansion Plans (or earlier if Tenant commences use or occupancy of the Expansion Space) such later or earlier date, as the case may be, shall be the "Expansion Commencement Date." On the Expansion Commencement Date, the Expansion Space shall be deemed to be part of the Demised Premises. Notwithstanding the foregoing, in the event of Tenant Extensions, the Expansion Commencement Date shall be the date on which the Expansion Space would have been Substantially Complete, but for Tenant Extensions.

         SECTION 2A.6 SCOPE OF WORK - EXPANSION SPACE Subject to Permitted Delays, promptly following the approval of the Expansion Plans, Landlord agrees to furnish, at Landlord's sole cost and expense (except in the instance of Change Orders), all the material, labor and equipment necessary for the commencement and completion of construction of the Expansion Space. The

Expansion Space shall be constructed in a good and workmanlike manner using new materials in accordance with the Expansion Plans, and Landlord agrees to complete the construction thereof in full compliance with all Laws as then in effect, except as such compliance may be affected as a result of any work to be performed by or on behalf of Tenant (other than by Landlord) in the Expansion Space on or prior to the Expansion Commencement Date. In the event Tenant requires any such work to be performed, Tenant shall timely advise Landlord, in writing, of the plans and specifications for such work. In the event Landlord approves such plans and specifications, Landlord shall cause the Expansion Space, on the Expansion Commencement Date to be in full compliance with all Laws, including ADA. In the event Tenant subsequently modifies such approved plans and specifications or Tenant's separate contractors fail to perform such work in compliance with such approved plans and specifications, then the procedures in respect to such subsequent modification or the affect of Tenant's separate contractors to comply with the approved plans and specifications shall be considered a Tenant Extension with respect to the Expansion Space.

         SECTION 2A.7 EXPANSION CHANGE ORDERS. Tenant shall be allowed to request Change Orders with respect to the Expansion Space in the same manner and with the same effect as Change Orders to the Initial Improvements. Any Change Orders with respect to the Expansion Space shall modify the Expansion Costs, upwards or downwards, as the case may be, that is set forth in the proposal




                                       14

         21

required to be delivered by Landlord to Tenant pursuant to Section 2A.2 hereof. Any increase in the amount of the Expansion Costs set forth in said Landlord's proposal as a result of a Change Order in respect to the Expansion Space shall be paid by Tenant within thirty (30) days of Tenant's receipt of an invoice therefor.

         SECTION 2A.8 WARRANTY AS TO EXPANSION SPACE. Landlord shall warrant all portions of the improvements constructed pursuant to the Expansion Plans for a period of one (1) year after Substantial Completion thereof, under the same terms, conditions and undertakings, and with the same limitations as set forth in Section 2.8 above.

         SECTION 2A.9 EXPANSION PUNCH LIST. Landlord shall notify Tenant of the date which is approximately seven (7) days prior to the estimated date on which Substantial Completion for the Expansion Space is expected to be achieved (herein referred to as "Expansion Inspection Date"). Landlord and Tenant shall, on the Expansion Inspection Date, make a joint physical inspection of the Expansion Space to list any items of work to be completed or corrected (herein referred to as "Expansion Punch List Items"). Landlord shall deliver, in writing, its promise to complete the Expansion Punch List Items, within such reasonable period of time in respect to each item as is necessary to complete same, taking into account diligence and good workmanlike practices. In the event of a disagreement between the parties as to the inclusion or the exclusion of an item as an Expansion Punch List Item, Tenant and the Expansion Architect shall appoint an Independent Architect to make such determination, and the decision of the Independent Architect (which decision shall be based solely on the determination of whether the item in question was constructed in substantial conformity with the Expansion Plans) shall control.

         SECTION 2A.10 EXPANSION COSTS. For purposes of determining the Base Rent for the Expansion Space for the fifteen (15) year period of the Term occurring on and after the Expansion Commencement Date, "Expansion Costs" shall be the aggregate of all payment obligations of those contracts for so-called "hard costs" and "soft costs," including, but not necessarily limited to, all actual construction costs, direct project overhead, insurance, reasonable construction interest costs, architect's and engineer's fees, permit fees (including impact fees imposed by any governmental authority) and other municipality costs, which are incurred by or on behalf of Landlord for the construction of the Expansion Space pursuant to the Expansion Plans. Landlord agrees to conduct its construction of the Expansion Space on an "open-book" basis so that Tenant shall have the opportunity to review and verify all of the component elements that comprise the Expansion Costs.

                                       15

         22


                                   ARTICLE 3
                                      RENT

         SECTION 3.1 BASE RENT. Tenant shall pay to Landlord at such place or to such other party as Landlord may from time to time designate in writing, in coin or currency which, at the time of payment, is legal tender for private or public debts of the United States of America, base rent (the "Base Rent") during the Term, which shall be the sum applicable for the Initial Improvements described in sub-paragraph (a) below, plus the sum applicable for the Expansion Space Rent (if any) described in sub-paragraph (b) below.

         (a) BASE RENT FOR INITIAL IMPROVEMENTS. Subject to adjustments referred to in Section 3.3, if any, for each of the following periods during the Term, the Base Rent applicable for the Initial Improvements shall be as follows:

         (1) INITIAL TERM. Base Rent for the Initial Improvements for the Initial Term shall be as follows:

                        Years 1-5         $3.32 per square foot
                        Years 6-10        $3.74 per square foot
                        Years 11-15       $4.19 per square foot

                  On or before the Commencement Date, Landlord shall deliver to Tenant the Initial Architect's determination of the square footage contained within the Building. Tenant shall have the right to review and approve such determination and in the event of a disagreement between the parties as to the square footage contained within the Building, Tenant and the Initial Architect shall appoint an Independent Architect to make such determination, and the decision of the Independent Architect shall control.

         (2) RENEWAL TERM. Base Rent for the Initial Improvements for the Renewal Term shall be the greater of (a) Base Rent for the Initial Improvements during the Initial Term or the last year of the preceding Renewal Term, as the case may be, and (b) ninety-five percent (95%) of the "Fair Market Base Rent" determined pursuant to Section 3.1(c) below.

         (b) EXPANSION SPACE RENT. For each of the following periods during the Term on and after the Expansion Commencement Date, Tenant shall pay to Landlord, as Base Rent for the Expansion Space, the following amounts ("Expansion Space Rent"):

                                       16
         23

         (1) EXPANSION SPACE TERM. As of the date this Lease is executed, Landlord shall determine the "Spread" defined as the difference between the yield on 20-year United States Treasury Bonds on the date this Lease is executed and 9.75%. For the period commencing on the Expansion Commencement Date to the end of the fifth year of the Expansion Space Term, the Expansion Space Rent shall be the annual amount equal to the Expansion Costs (as defined in Section 2A.10 hereof) multiplied by the greater of (i) the sum of the Spread plus the yield on 20-year United States Treasury Bonds on the Expansion Commencement Date or (ii) 9.00%, with such product then being divided by 97.5% to take into account a 2.5% vacancy factor, and then adding a $.05 per square foot structural reserve. Notwithstanding the foregoing sentence, in the event that at the time that Tenant delivers the Expansion Notice to Landlord, the yield on 20-year Treasury Bonds has increased to such an extent that it would be advantageous for Tenant to fund the proposed expansion through other sources available to Tenant, then Tenant, at the time of delivery of such Expansion Notice, shall be given the opportunity to negotiate with Landlord with respect to such other funding of the expansion, provided that an acceptable return for Landlord with respect to the expansion project can be agreed upon by the parties. Based upon the foregoing computations, within seven (7) days after the Expansion Commencement Date, Landlord shall advise Tenant, in writing, of the amount of the Expansion Space Rent and Landlord's calculation thereof as provided above. The Expansion Space Rent shall increase every five (5) years of the Expansion Space Term commencing on the fifth (5th) anniversary date of the Expansion Commencement Date and every five (5) years thereafter by twelve and one-half percent (12 1/2%) over the Expansion Space Rent payable during the immediately preceding five (5) year period.

                  For example, assuming the 20-year Treasury Bond rate on the Lease execution date is 6.94%, and such rate is 8.00% on the Expansion Commencement Date, and the Expansion Costs for a requested 160,000 square foot expansion totaled $4,800,000, the annual Expansion Space Rent for the first five years of the Expansion Space Term would be $540,185.00, calculated as follows:

                  $4,800,000 x (9.75% - 6.94% + 8.00%) / 97.5% + (160,000 x
                  $.05) = $540,185.00

         24

                  (2) RENEWAL TERMS. The Expansion Space Rent for the Renewal Terms shall be the greater of (a) the Expansion Space Rent required to be paid by Tenant during the last year of the Expansion Space Term or the last preceding Renewal Term, as the case may be, and (b) ninety five percent (95%) of the Fair Market Base Rent for the Expansion Space determined pursuant to Section 3.1(c) below.

         (c) FAIR MARKET BASE RENT DETERMINATION. The parties agree that the Base Rent for the Initial Improvements or for the entire Demised Premises, as applicable, for the applicable Renewal Term, shall be the current market rent then being charged by landlords for new tenants (as opposed to a "renewing tenant") in arms length bona fide negotiations of similar size and stature to Tenant for buildings comparable to the Building in the Solon/Glenwillow suburban market and taking into account all allowances and concessions provided, or paid to tenants, including, but not limited to: free rent, tenant improvements, buy-out of existing leases, signing bonuses, relocation expenses, and payment of service providers such as architects and brokers.

                  In the event that the foregoing rent determination cannot reasonably be made, then, the Fair Market Base Rent for the applicable Renewal Term shall be determined by appraisal, and Landlord, in a notice to Tenant sent fifteen (15) months prior to the commencement of a Renewal Term, shall notify Tenant of the identity of Landlord's third-party appraiser. Tenant, within fifteen (15) days of receipt of Landlord's notice, shall identify, in writing, its third-party appraiser. Thereafter, within fifteen (15) days after Tenant identifies to Landlord its third-party appraiser, both third-party appraisers shall mutually agree on the designation of a third-party, independent appraiser ("Independent Appraiser"). If a party fails to identify its third-party appraiser or the identified appraisers fail to mutually agree on the designation of an Independent Appraiser, then such unidentified or undesignated appraiser shall be appointed by the Chief Judge of the United States District Court for the Northern District of Ohio, Eastern Division. Landlord shall pay all costs associated with the appraiser designated by Landlord; Tenant shall pay all costs associated with the appraiser designated by Tenant; and Landlord and Tenant shall share equally in all costs associated with the Independent Appraiser. All three appraisers shall be reputable real estate appraisers, each of whom shall be knowledgeable and experienced in the appraisals of

         25

                  rent for office-warehouse-manufacturing buildings in the Cuyahoga County, Ohio suburban and, in particular, the Solon/Glenwillow market.

                  Fair Market Base Rent shall be determined based upon such criteria as the appraisers deem appropriate, but such criteria shall include: (1) the then current use of the Demised Premises; (2) the size and condition of the entire Demised Premises; (3) the duration of the Renewal Term; and (4) rental rates then being charged by landlords for new tenants of similar size and stature in the Solon/Glenwillow suburban market.

                  After their appointment, the appraisers shall be directed to independently determine the Fair Market Base Rent, which shall include a determination of appropriate periodic increases to the Fair Market Base Rent as so determined during the period for which the determination is being made, and which shall be determined on a per square foot basis. Within thirty (30) days after the designation of the Independent Appraiser, all three appraisals of the Fair Market Base Rent shall be submitted, in writing, to Landlord and Tenant. The weighted-average of the Fair Market Base Rent determined by the appraisers as aforesaid shall be used in determining the Base Rent for the applicable Renewal Term as provided in Section 3.1(a) and (b) hereof.

                  If the Fair Market Base Rent is not determined until after the commencement of any such subsequent period, Tenant shall continue to pay the Base Rent paid in the year immediately preceding. When the Fair Market Base Rent is determined as provided above, and if such determination would have caused the Base Rent for the Initial Improvements or the entire Demised Premises, as applicable, for the subsequent period to increase, within thirty (30) days following such determination, Tenant shall pay to Landlord the deficiency of the Base Rent theretofore paid, prorated from the commencement of the subsequent period to the date paid.

         SECTION 3.2 RENT PAYABLE WITHOUT PRIOR DEMAND; MAXIMUM RATE OF

INTEREST. Except as set forth herein, all payments of Base Rent for the Initial Improvements and, if applicable, Expansion Space and Additional Rent (as hereafter defined) shall be payable without previous demand therefor. If the Initial Term or any Renewal Term commences other than on the first day of a month or ends other than on the last day of a month, the Base Rent for such month and such portion of the Demised Premises shall be pro-rated accordingly. Except as specifically provided herein, the Base Rent shall be absolutely net to Landlord so that this Lease shall yield, net to Landlord, the Base Rent specified in

         26

Section 3.1. Except as otherwise provided herein, in each year of the Term, all impositions, insurance premiums, utility charges, maintenance, repair and replacement expenses (except for Warranty Work, Landlord's Repairs and Punch List Items), all expenses relating to Compliance with Laws (as hereafter defined) chargeable to Tenant in accordance with the terms of Section 7.1 hereof, and all other costs, fees, charges, expenses, reimbursements and obligations of every kind and nature whatsoever relating to the Demised Premises which may arise or become due during the Term or by reason of events then occurring shall be paid or discharged by Tenant as additional rent (collectively, the "Additional Rent"). Tenant hereby agrees to indemnify, defend and save Landlord harmless from and against any and all such impositions, insurance premiums, utility charges, maintenance, repair and replacement expenses, all expenses relating to Compliance with Laws chargeable to Tenant in accordance with the terms of Section 7.1 hereof, and all other costs, fees, charges, expenses, reimbursements and obligations. Base Rent, Additional Rent and all other payment obligations of Tenant to Landlord hereunder are sometimes hereinafter collectively referred to as "Rent." In case of nonpayment by Tenant of any item of Rent payable to Landlord when the same is due, Landlord, following five (5) days' notice to Tenant, shall have, in addition to all its other rights and remedies, all of the rights and remedies available to Landlord under the provisions of this Lease or by law as if in the case of nonpayment of Base Rent. The performance and observance by Tenant of all the terms, covenants, conditions and agreements to be performed or observed by Tenant hereunder shall be performed and observed by Tenant at Tenant's sole cost and expense.

         Any installment of Base Rent or Additional Rent payable to Landlord or any other charges payable by Tenant to Landlord under the provisions hereof which shall not be paid when due shall bear interest at an annual rate equal to three (3.0%) percentage points per annum in excess of the rate of interest from time to time announced by KeyBank National Association (or similar institution if said bank shall cease to exist or to publish such a rate) as its corporate base rate of interest, but in no event in excess of the maximum lawful rate permitted to be charged by Landlord against Tenant plus an administrative charge equal to one percent (1%) of such late payments. Said rate of interest is sometimes hereinafter referred to as the "Maximum Rate of Interest". Notwithstanding the foregoing, Tenant shall be granted a "grace" period two (2) times per any consecutive twelve (12) month period during the Term for which interest on late payments shall not be charged provided same are received by Landlord within five (5) days following written notice from Landlord to Tenant.

         SECTION 3.3. GOVERNMENTAL ASSISTANCE. Base Rent shall be reduced in the event Landlord receives contributions from any governmental entity for on-site costs which are part of Landlord's original scope of work. The reduction in Base Rent

         27

shall be calculated as the product of the total cost savings multiplied by 9.75%. Such reduction, however, does not apply to off-site costs, such as road curb cuts, deceleration lanes or sewer extensions which are not a part of Landlord's original cost estimates.

                                   ARTICLE 4
                      PAYMENT OF TAXES, ASSESSMENTS, ETC.


         SECTION 4.1 ADDITIONAL RENT. Tenant covenants and agrees to pay as Additional Rent, before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof, all real estate taxes, special assessments, water rates and charges, sewer rates and charges, including any sum or sums payable for sewer or water capacity, charges for public utilities (the charges for the electric power portion thereof to be at rates charged by the applicable regulated utility providing such electricity, at Tenant's request), insurance premiums, street lighting, excise levies, licenses, permits, governmental inspection fees (incurred after Substantial Completion) and all other charges or burdens of whatsoever kind and nature (including costs, fees, and expenses of complying with any restrictive covenants or similar agreements to which the Demised Premises is subject) incurred in the use, occupancy, operation, leasing or possession of the Demised Premises (except as otherwise provided in Section
4.3 hereof), without particularizing by any known name or by whatever name hereafter called, and whether any of the foregoing be general or special, ordinary or extraordinary, foreseen or unforeseen (collectively, "Impositions"), which at any time during the Term may be payable. Landlord represents that it has received no notice of any change in the assessed valuation of the Land or any special assessment applicable to the Land. Tenant shall pay all components of Additional Rent as set forth in this Section 4.1 directly to the applicable public utility or other entity.

         Notwithstanding anything to the contrary herein, Landlord agrees that Impositions shall not include: (i) leasing commissions and attorneys fees incurred in connection with the negotiation and execution of this Lease; (2) costs incurred by Landlord in the discharge of its obligations under this Lease;
(3) any amortization or depreciation on the Building; (4) costs incurred by Landlord to the extent due to a violation by Landlord of any of the terms of this Lease; (5) interest on debt or amortization payments on any mortgages or any other debt for borrowed money; (6) repairs or other work occasioned by fire, windstorm, or other casualty to the extent same are paid by the proceeds of insurance or condemnation awards; and (7) costs incurred to the extent resulting from the failure of the Building to comply with any applicable law, rule, regulation, or code in effect as of the Commencement Date of any governmental authority having jurisdiction over the Building.

         28

         Tenant shall pay all special (or similar) assessments or installments thereof (including interest thereon) for public improvements or benefits which, during the Term shall be laid, assessed, levied or imposed upon or become a lien upon the Demised Premises and which are payable during the Term, or any portion thereof; provided, however, that if by law any special assessment is payable (without default) or, at the option of the party obligated to make such payment, may be paid (without default) in installments (whether or not interest shall accrue on the unpaid balance of such special assessment), Tenant may pay the same, together with any interest accrued on the unpaid balance of such special assessment in installments as the same respectively become payable and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and the interest thereon.

         Except as hereafter provided, Tenant shall pay all special assessments or installments thereof (including interest accrued thereon), whether heretofore or hereafter laid, assessed, levied or imposed upon the Demised Premises, or any portion thereof, which are due and payable during the Term (regardless of the period to which such assessments relate). Landlord shall pay all installments of special assessments (including interest accrued on the unpaid balance) which are payable prior to the commencement and after the termination of this Lease. Except as hereafter provided, Tenant shall pay all real estate taxes, whether heretofore or hereafter levied or assessed upon the Demised Premises, or any portion thereof, which are due and payable during the Term (regardless of the period to which such taxes relate). Provisions herein to the contrary notwithstanding, Landlord shall pay that portion of the real estate taxes and installments of special assessments due and payable in respect to the Demised Premises during the year the Term commences and the year in which the Term ends which the number of days in said year not within the Term of this Lease bears to 365, and except as hereafter provided, Tenant shall pay the balance of said real estate taxes and installments of special assessments during said years. The provisions of this Section 4.1 shall survive the expiration or earlier termination of this Lease.

         In the event the Land is currently taxed as part of a larger parcel for real estate tax purposes, promptly upon the execution of this Lease, Landlord will use good faith efforts to have the Land divided into a separate and distinct real estate tax parcel. Until such time as said tax division occurs, Landlord shall compute the portion of the real estate tax bill attributable to the Demised Premises and which portion is attributable to other property, if necessary.

         Landlord agrees to provide copies of all tax bills and Landlord's calculation of Tenant's proportionate share of the Real Estate taxes (until the tax division) promptly upon receipt of the tax bill. After the tax division of the Land occurs, Landlord will cause all real estate tax bills, assessments and notices to

         29

be sent directly to Tenant, and Tenant agrees promptly to furnish copies of same to Landlord. Tenant's address for real estate tax purposes shall be the address for the Leased Premises.

         SECTION 4.2 RIGHT TO CONTEST IMPOSITIONS. Landlord agrees to notify Tenant of any Impositions as soon as possible so as to enable Tenant, if it so elects, to contest the validity, amount, propriety, or accuracy of any Imposition in a timely manner. If Tenant desires to contest the validity, amount, propriety, or accuracy of any Imposition, Tenant shall notify Landlord of same which notice shall state the nature of the Imposition being contested and the grounds for such contest.

         Tenant shall have the right, at its own expense, to contest the amount, propriety, accuracy, or validity, in whole or in part, of any Imposition by appropriate proceedings diligently conducted in good faith, but only after payment of such Imposition, unless non-payment would not cause a lien to be filed against title to the Demised Premises or would otherwise jeopardize title to the Demised Premises or Tenant's leasehold interest therein; in which event, notwithstanding the provisions of Section 4.1 hereof, Tenant may postpone or defer payment of such Imposition. Upon the termination of any such proceedings, Tenant shall pay the amount of such Imposition or part thereof, if any, as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, including attorney's fees, interest, penalties, fines and other liability in connection therewith. Tenant shall be entitled to the refund of any Imposition, penalty, fine and interest thereon received by Landlord or that are paid directly to Tenant which have been paid by Tenant or which have been paid by Landlord but for which Landlord has been previously reimbursed in full by Tenant.

         Landlord shall not be required to join in any proceedings referred to in this Section 4.2 unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings by brought by or in the name of Landlord, in which event Landlord shall join in such proceedings or permit the same to be brought in Landlord's name upon compliance with such conditions as Landlord may reasonably require. Landlord shall not ultimately be subject to any liability for the payment of any fees, including attorney's fees, costs and expenses in connection with such proceedings. Tenant agrees to pay all such fees (including reasonable attorney's fees), costs and expenses or, on demand, to make reimbursement to Landlord for such payment.

         SECTION 4.3 TAXES ON RENT. Except for any net income tax, if at any time during the Term, any method of taxation shall be such that there shall be levied, assessed or imposed on Landlord, or on the Base Rent or Additional Rent, or on the Demised Premises, or any portion thereof, in lieu of real property taxes, a capital levy, gross receipts tax (based on receipts from

         30

the Demised Premises only) or other tax on the rents received therefrom, or a franchise tax, or an assessment, gross levy or charge measured by or based in whole or in part upon such gross Rents, Tenant, to the extent permitted by law, covenants to pay and discharge the same, it being the intention of the parties hereto that the Base Rent to be paid hereunder shall be paid to Landlord absolutely net without deduction or charge of any nature whatsoever, foreseeable or unforeseeable, ordinary or extraordinary, or of any nature, kind or description, except as otherwise expressly provided in this Lease. Notwithstanding the foregoing sentence, in the event that any method of taxation shall be such that there shall be levied, assessed, or imposed on Landlord, or on the Base Rent or Additional Rent, in lieu of a net income tax, a gross receipts tax (based on receipts from the Demised Premises only) or other tax on the rents received therefrom, Landlord shall be responsible for such tax without any right to pass the cost thereof through to Tenant. If such is the case that it cannot reasonably be determined whether a gross receipts tax is imposed in lieu of real property taxes or in lieu of a net income tax, Landlord and Tenant shall share the cost of such tax equally. Nothing contained in this Lease shall require Tenant to pay any Municipal, County, State or Federal net income or excess profits taxes assessed against Landlord, or any Municipal, State, County or Federal, estate, succession, inheritance or transfer taxes of Landlord, or corporation franchise taxes imposed upon any corporate owner of the fee of the Demised Premises.

         SECTION 4.4 RECEIPTS FOR IMPOSITIONS. Tenant covenants to furnish Landlord, within ten (10) days after the date upon which any Imposition or other tax, assessment, levy or charge is finally payable by Tenant, official receipts of the appropriate taxing authority, or other appropriate proof satisfactory to Landlord, evidencing the payment of the same. The certificate, advice or bill of the appropriate official designated by law to make or issue the same or to receive payment of any Imposition or other tax, assessment, levy or charge may be relied upon by Landlord as sufficient evidence that such Imposition or other tax, assessment, levy or charge is due and unpaid at the time of the making or issuance of such certificate, advice or bill.

         SECTION 4.5 LANDLORD'S RIGHT TO CONTEST IMPOSITIONS. In addition to the right of Tenant under Section 4.2 to contest the amount or validity of Impositions, Landlord shall also have the right, but not the obligation, to contest the amount or validity, in whole or in part, of any Impositions not contested by Tenant, by appropriate proceedings conducted in the name of

Landlord or in the name of Landlord and Tenant. If Landlord elects to contest the amount or validity, in whole or in part, of any Impositions, such contests by Landlord shall be at Landlord's expense, provided, however, that if the amounts payable by Tenant for Impositions are reduced (or if a proposed increase in such amounts is avoided or reduced) by reason of Landlord's contest of

         31

Impositions, Tenant shall reimburse Landlord for costs incurred by Landlord in contesting Impositions, but such reimbursements shall not be in excess of the amount saved by Tenant by reason of Landlord's actions in contesting such Impositions.


                                   ARTICLE 5
                                   INSURANCE

         SECTION 5.1 PROPERTY INSURANCE. Tenant shall obtain and continuously maintain in full force and effect at all times during the Term, at Tenant's sole cost and expense, policies of insurance covering Landlord's Improvements constructed, installed or located on the Demised Premises, which insurance shall be for the benefit of Landlord and Landlord's designated mortgagee, trust deed holder or ground lessor (individually, "Mortgagee," and collectively, "Mortgagees"), as the named insured, against (i) loss or damage by fire; (ii) loss or damage from such other risks or hazards now or hereafter embraced by an "Extended Coverage Endorsement," including, but not limited to, windstorm, hail, explosion, vandalism, riot and civil commotion, damage from vehicles, smoke damage, water damage and debris removal; (iii) loss from flood if the Demised Premises is in a Federally designated flood area; (iv) loss from so-called explosion, earthquake (if appropriate), collapse and underground hazards; and
(v) loss or damage from such other risks or hazards of a similar or dissimilar nature which are now or may hereafter be customarily insured against with respect to improvements similar in construction, design, general location, use and occupancy to the Demised Premises (hereinafter referred to as "Property Insurance").

         At all times the Property Insurance coverage shall be in an amount equal to one hundred percent (100%) of the then "Full Replacement Cost" of Landlord's Improvements and shall include a so-called "Agreed Value Endorsement." Full Replacement Cost shall be interpreted to mean the cost of replacing Landlord's Improvements without deduction for depreciation, obsolescence, or wear and tear, and it shall include a reasonable sum for architectural, engineering, legal, interest charges, administrative and supervisory fees connected with the restoration or replacement of Landlord's Improvements in the event of damages thereto or destruction thereof. Full Replacement Cost shall be determined from time to time, at the request of Tenant or of Landlord or its mortgagee or trust deed holder, by an appraiser, engineer, architect or contractor designated by the party requesting such determination and at such party's expense.

         The Property Insurance provided by Tenant under this Section 5.1 shall:
(a) be written with companies licensed to do business in the State of Ohio, having a Best's "General Policy Holding Rating" of A+ or better and a financial rating class of IX or better; (b) cite the interest of Landlord and Landlord's mortgagee(s) or trust deed holder(s) in standard mortgagee clauses effective as of the Commencement Date (or earlier if required elsewhere herein); and (c) be maintained continuously through the Term hereof.

         During any period of construction of Landlord's Improvements, Landlord shall maintain in full force and effect, (i) worker's compensation insurance as may be required by the statutes of the State of Ohio or any applicable federal or municipal laws or regulations and (ii) on a completed value basis, insurance coverage on the Initial Improvements and the Expansion Space, as the case may be, through "builder's risk" insurance, an installation floater, or other comparable coverage.

         SECTION 5.2 MUTUAL WAIVER OF CLAIMS AND SUBROGATION RIGHTS. Whenever any loss, cost, damage, or expense resulting from fire, explosion or any other casualty or occurrence is incurred by either of the parties to this Lease, or anyone claiming by through, or under them in connection with the Demised Premises, and such party is then covered in whole or in part by insurance with respect to such loss, cost, damage or expense, which is required under this Lease to be so insured, the party so insured (or required to be insured) hereby waives all claims against and releases the other party from any liability which such other party may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance (or which could have been recovered had such insurance been carried as so required) and waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof.

         SECTION 5.3 COMMERCIAL GENERAL LIABILITY INSURANCE. Landlord and Tenant, during the Term, shall obtain and continuously maintain in full force and effect, at such party's sole cost and expense, commercial general liability insurance with broad liability endorsement for personal injury or property damage for any loss, liability or damage on, about or relating to the Demised Premises, or any portion thereof, having limits of not less than Five Million and 00/100 Dollars ($5,000,000.00) combined single limit coverage on an occurrence basis written by a reputable and financially sound insurance company authorized to insure such risks in the State of Ohio. Tenant's policy shall name Landlord, its mortgagee(s), beneficiaries, partners, and agents as additional insureds and Landlord's policy shall name Tenant and its beneficiaries and agent's as additional insureds. Tenant's and Landlord's insurance shall specifically insure (by contractual liability endorsement) Tenant's indemnity obligations under Section 19.3(a) and Section 2.10(c) of this Lease, and Landlord's indemnity obligations under Sections 2.10(a), 2.10(b) and 19.3(b) of this Lease respectively, but only to the extent that same directly or indirectly relate to death, bodily or personal injuries, and/or property damage.

         33

         SECTION 5.4 TENANT'S PROPERTY INSURANCE. Tenant shall maintain insurance coverage upon all personal property of Tenant (including boiler and pressure vessel and machinery peculiar to Tenant's use of the Demised Premises), and the personal property of others kept, stored or maintained on the Demised Premises against loss or damage by fire, windstorm or other casualties or causes for the full replacement cost thereof. Tenant shall also maintain such other insurance and in such amounts as may from time to time be reasonably required by Landlord, against other insurable hazards which at the time are commonly insured against in the case of premises and/or buildings and/or improvements similar in construction, design, general location, use and occupancy to those on or appurtenant to the Demised Premises. At Tenant's election, Tenant may choose not to obtain insurance to manage the risks described in this Section, and shall be entitled to self-insure as to same; provided, however, that Tenant releases Landlord from any damages that would otherwise have been covered had Tenant maintained such insurance, and agrees to indemnify and hold harmless Landlord against such damages.

SECTION 5.5 TENANT'S BUSINESS INTERRUPTION INSURANCE. Tenant shall maintain business interruption insurance with a coverage period of not less than one (1) year and policy limits equal to the Rent paid for the preceding twelve
(12) month period. For the first year of the Initial Term, the policy limits shall be One Million Five Hundred Thousand Dollars ($1,500,000).

         SECTION 5.6 PROCEEDS, PAYMENT AND POLICY PROVISIONS. All policies of insurance required by Section 5.1 shall provide that the proceeds thereof shall be payable to Landlord and shall be applied to the repair, replacement or Restoration (as that term is defined in Section 11.1) of Landlord's Improvements (or paid to Landlord in the event of Lease termination). Each policy of insurance required of Tenant or Landlord under this Article 5 shall have attached thereto (i) an endorsement that such policy shall not be canceled or materially changed without at least thirty (30) days' prior written notice to the other party, and (ii) an endorsement to the effect that the insurance as to the interests of the other party shall not be invalidated by any act or neglect of any person.

         SECTION 5.7 INSURANCE APPROVAL. All policies of insurance required of Tenant and Landlord under this Article shall be written in such form and by such companies licensed to do business in the State of Ohio as shall be reasonably satisfactory to Landlord. Certificates of insurance acceptable to Landlord and Tenant shall be delivered to the other party on or before the Commencement Date (or upon the date upon which Tenant exercises its rights to Early Access described herein). A new or replacement certificate of insurance acceptable to each party shall be delivered to both parties not less than fifteen (15) days prior to the expiration of the then current policy term.

         34

                                   ARTICLE 6
                  USE AND MAINTENANCE OF THE DEMISED PREMISES


         SECTION 6.1 PREMISES USE. Tenant shall use and occupy the Demised Premises as a manufacturing, storage, assembly facility, sales office and for general office purposes, and for such other purposes consistent with all zoning and other applicable laws (the "Premises Use"). Tenant shall not use or occupy the same, or knowingly permit them to be used or occupied, contrary to any statute, rule, order, ordinance, requirement or regulation applicable thereto, or in any manner which would violate any certificate of occupancy affecting the same, or which would make void or voidable any insurance then in force with respect thereto or which would make it impossible to obtain fire or other insurance thereon required to be furnished hereunder by Tenant, or which would cause structural injury to Landlord's Improvements or which would constitute a public or private nuisance or waste. Tenant agrees that it will promptly, upon discovery of any such use, compel the discontinuance of such use.

         Tenant shall not use, suffer or permit the Demised Premises, or any portion thereof, to be used by Tenant, any third party or the public (as such), without restriction or in such manner as might reasonably tend to impair Landlord's title to the Demised Premises, or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or third persons, or of implied dedication of the Demised Premises, or any portion thereof. Nothing contained in this Lease and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or make any agreement that may create, or give rise to or be the foundation for any such right, title, interest, lien, charge or other encumbrance upon the estate of Landlord in the Demised Premises.

         SECTION 6.2 TENANT'S REPAIRS. Except for Landlord's Repairs, Warranty Work and subject to the limitation set forth in Section 6.6 below, Tenant, at its sole cost and expense, throughout the Term of this Lease, shall take good care of the Demised Premises, and shall keep the same in good order, condition and repair, and shall make and perform all routine maintenance thereof and all necessary repairs thereto, interior and exterior. All repairs made by Tenant, except as hereafter provided, shall be at least equal in quality to the original work and, in all events, shall be made by Tenant in Compliance with Laws. The necessity for or adequacy of maintenance and repairs shall be measured by the standards which are appropriate for improvements of similar construction and class, provided that Tenant shall in any event make all repairs necessary to avoid any structural damage or other damage or injury to the Improvements.

         35

         In addition, Tenant shall timely and properly maintain all of the Demised Premises, including, but not necessarily limited to mechanical systems, electrical systems, plumbing and sewage systems, fire protection systems, floor slabs, roof, foundation walls and footings, structural steel, driveways, roadways, sidewalks, curbs, parking areas, loading areas, and landscaping. Tenant shall obtain a preventative maintenance contract on the heating, ventilating and air conditioning systems which shall be subject to Landlord's reasonable approval. Tenant shall provide Landlord with a copy of the preventative maintenance contract no later than ninety (90) days after the Commencement Date. The preventative maintenance contract shall provide for the inspection and maintenance of the heating, ventilating and air conditioning system on not less than a semi-annual basis. Tenant shall also keep all portions of the Demised Premises in a clean and orderly condition, free from unreasonable accumulations of snow, ice, dirt rubbish, debris and unlawful obstructions. All of Tenant's obligations and requirements described above in this Section 6.2 are collectively called "Tenant's Repairs." In addition to the foregoing, except for Landlord's Repairs, Warranty Work and the limitation set forth in Section 6.6 hereof, Tenant's Repairs shall include the following maintenance (but not repair or replacement obligations that are a part of Landlord's Repair) of the following portions of the Demised Premises:

         (a) ROOF. Tenant shall maintain the roof of the Demised Premises in accordance with the specifications therefor established by the manufacturer of the roof membrane. Such maintenance shall not include repair or replacement of the roof provided Tenant maintains the same as described in the foregoing sentence.

         (b) STRUCTURAL MEMBERS. Tenant shall maintain the structural members of the Demised Premises which shall include, but shall not necessarily be limited to, painting, snow removal and prevention of undermining.

The time permitted by Tenant to effectuate Tenant's Repairs shall be extended for such period as may reasonably be necessary provided Tenant is continuously, diligently and in good faith prosecuting the same. In addition, Landlord, may cause at Landlord's expense, independent private building inspectors, qualified in the specific discipline, to make inspections of the Building and Building systems or segments thereof to determine Tenant's compliance under this Section.

         If Tenant does not timely or properly perform Tenant's Repairs as above provided, Landlord may, but need not, after thirty (30) days' notice to Tenant, make such repairs, replacements or maintenance in a reasonably diligent fashion, and Tenant shall pay Landlord forthwith upon being billed for same by Landlord all of Landlord's actual costs incurred in connection therewith. Landlord may, but shall not be required to, enter the Demised Premises at all reasonable times upon reasonable notice

(except in the instance of an emergency) to make such repairs, alterations, improvements and additions to the Demised Premises or to any equipment, fixtures or landscaping located on the Demised Premises as Landlord deems reasonably necessary and which Tenant failed to do as required in this Lease after written notice from Landlord. However, any and all repairs, replacements or maintenance made by Landlord pursuant to this Lease shall be done in a reasonably diligent manner and so as to minimize any disruption to Tenant's business operations.

         SECTION 6.3 LANDLORD'S REPAIRS. Notwithstanding anything to the contrary contained in Section 6.2, from and after the date constructed and during the Term, at Landlord's sole cost and expense, Landlord shall repair and replace the roof, and repair any defect in materials or workmanship relating to the foundation walls, footings, and structural steel which comprise a part of the Landlord's Improvements (collectively, "Landlord's Repairs"). Notwithstanding the foregoing, that portion of Landlord's Repairs the scope of which was materially increased or necessitated as a result of (a) the willful or negligent failure of Tenant to timely (except in emergency conditions) notify Landlord of a condition which does or, with the passage of time, could necessitate Landlord's Repairs; (b) the willful or negligent failure of Tenant to make Tenant's Repairs; and (c) any act or omission of Tenant in contravention to the provisions of this Lease, shall be performed by Landlord at Tenant's cost and expense.

         SECTION 6.4 PROHIBITION AGAINST WASTE. Tenant shall not do or suffer any waste or damage, disfigurement or injury to the Demised Premises, or any improvements hereinafter erected thereon, or to the fixtures or equipment therein, or permit or suffer any overloading of the floors or other use of the Improvements that would place an undue stress on the same or any portion thereof beyond that for which the same was designed.

         SECTION 6.5 MISUSE OR NEGLECT. Tenant shall be responsible for all repairs to the Demised Premises which are made necessary by any misuse or neglect by: (i) Tenant or any of its officers, agents, employees, contractors, licensees, or subtenants; or (ii) any visitors, patrons, guests, or invitees of Tenant or its subtenant while in or upon the Demised Premises, exclusive of Landlord and its contractors, sub-contractors, employees or agents.

         SECTION 6.6 LIMITATION ON TENANT'S REPAIRS. If: (i) Tenant's Repairs requires Tenant to replace a capital item, being an item which is reasonably expected to have a useful life in excess of one year ("Capital Replacement"), and (ii) such Capital Replacement is required at any time during the last sixty
(60) months of the Term, and (iii) the Capital Replacement is expected to cost in excess of $10,000.00, and (iv) the Capital Replacement has a "Recovery Period" (as determined under the Internal Revenue Code and Regulations applicable thereto) which exceeds the balance


                                       30

          37

of the Term, then Tenant shall so notify Landlord in writing, and of the cost and other specific arrangements in regard to Tenant's proposed Capital Replacement, and the remaining provisions of this Section shall apply. Landlord and Tenant shall reasonably and mutually agree whether the Capital Replacement proposed by Tenant is appropriate under the circumstances, or whether a less costly Capital Replacement is appropriate, or whether a satisfactory repair not including a Capital Replacement is practicable. Such agreement shall be based on, among other things, local industry standards for properties comparable to the Demised Premises. Neither party's agreement shall be unreasonably withheld or delayed.

         The cost of each and every Capital Replacement upon which Landlord and Tenant agree, as aforesaid, shall be shared by Landlord and Tenant as follows:

(i) Landlord shall pay the amount determined by multiplying the total costs paid for such Capital Replacement by a fraction, the numerator of which is the total number of days contained in the Recovery Period of the Capital Replacement less the number of days from the date the Capital Replacement was placed in service to the date of the expiration of the Term, and the denominator of which is the total number of days contained in the Recovery Period of the Capital Replacement; and (ii) Tenant shall pay the entire balance of the total costs for such Capital Replacement. Each of the parties shall pay its portion of the costs of a Capital Replacement as and when payment for the same is due with respect to all such Capital Replacement work. If after the computation of the cost of the Capital Replacement as aforesaid, the Term is extended for either the Expansion Space Term or a Renewal Term, Landlord's portion of the cost of Capital Replacement shall be re-computed within thirty (30) days after each such extension, and Tenant shall then pay to Landlord the difference between that which the Landlord paid as of the date of the original computation and that which Landlord is required to pay as a result of such re-computation.

                                   ARTICLE 7
                      COMPLIANCE WITH LAWS AND ORDINANCES

         SECTION 7.1 COMPLIANCE. Except as required of the Landlord to construct the Initial Improvements as provided in Section 2.3 hereof, and except as required of Landlord to construct the Expansion Space as provided in Section 2A.6, Tenant shall, throughout the Term and at Tenant's sole cost and expense, promptly fully comply or cause full compliance with or remove or cure any violation of any and all present and future laws, ordinances (zoning or otherwise), orders, rules, regulations and requirements of all Federal, State, County, Municipal and other governmental bodies having jurisdiction over the Demised Premises and the appropriate departments, commissions, boards and officers thereof (excluding only Environmental Laws which are separately addressed in Section 7.3), and the orders, rules and regulations

         39

of the Board of Fire Underwriters where the Demised Premises is situated, or any other body now or hereafter constituted exercising lawful or valid authority over the Demised Premises, or any portion thereof, or the sidewalks, curbs, roadways, alleys or entrances adjacent or appurtenant thereto, or exercising authority with respect to the use or manner of use of the Demised Premises and whether the compliance, curing or removal of any such violation and the costs and expenses necessitated thereby shall have been foreseen or unforeseen, ordinary or extraordinary, and whether or not the same shall be presently within the contemplation of Landlord or Tenant or shall involve any change of governmental policy, or require structural or extraordinary repairs, alterations or additions by Tenant and irrespective of the costs thereof (hereafter referred to as "Laws" and the compliance therewith as aforesaid is hereafter referred to as "Compliance with Laws").

         Notwithstanding the foregoing, in the event of a change in any laws, statutes or ordinances of any governmental authority having jurisdiction over the Demised Premises or over Tenant and Tenant's business operations, and such change in the law requires physical alterations or improvements to be made to the Building, then if such change in law is such that the required physical alterations or improvements to the Building are specific or peculiar to Tenant or to Tenant's business operations, all costs associated with making such physical alterations or improvements and otherwise complying with the changes in said law shall be borne by Tenant. Otherwise all costs associated with making such physical alterations or improvements and otherwise complying with the changes in said law shall be borne initially by Landlord and such costs shall be amortized over the Recovery Period of such alteration or physical improvement and Tenant shall reimburse Landlord the amount determined by multiplying the total costs paid for such alteration or improvement by a fraction, the numerator of which is the total number of days remaining in the Term and the denominator of which is the total number of days in the Recovery Period. If after the computation of the cost of an alteration or improvement described in this
Section 7.1, the Term is extended for either the Expansion Space Term or a Renewal Term, Landlord's portion of the cost of Capital Replacement shall be recomputed within thirty (30) days after each such extension, and Tenant shall then pay to Landlord the difference between that which the Landlord paid as of the date of the original computation and that which Landlord is required to pay as a result of such re-computation.

         SECTION 7.2 OTHER COMPLIANCE. Tenant, at its sole cost and expense, shall comply with all agreements, contracts, easements, restrictions, reservations or covenants, if any, running with the Land, or hereafter created by Tenant or consented to, in writing, by Tenant or requested, in writing, by Tenant. Tenant shall also comply with, observe and perform all provisions and requirements of all policies of insurance at any time in force

         39

with respect to the Demised Premises and required to be obtained and maintained under the terms of Article 5 hereof and shall comply with all development permits issued by governmental authorities issued in connection with development of the Demised Premises.

         SECTION 7.3 ENVIRONMENTAL MATTERS. Tenant acknowledges receipt of a copy of the environmental report (the "Environmental Report") prepared by EDP Consultants, Inc. as attached hereto as Exhibit D. In addition to the compliance requirements set forth herein, and not by way of limitation thereof, Tenant and Landlord mutually covenant and agree as follows:

         (a)      DEFINITIONS: As used in this Section 7.3:


                           (1) "Environmental Condition(s)" means the presence
                  on, in, under, or migrations from the Demised Premises of a Hazardous Substance(s), except naturally occurring substances, which exceed any applicable and effective state or federal cleanup standards, whether such presence is in ambient air, surface water, groundwater, land surface or subsurface strata.

                           (2) "Environmental Liability(ies)" means any
                  Environmental Conditions with respect to which there are effective and applicable Environmental Laws pursuant to which the regulatory authorities having jurisdiction over the Demised Premises would have authority to require remediation activities. Designation of a condition as an Environmental Liability by regulatory authorities or other third parties, pursuant to this Agreement shall not be construed as an admission by either party.

                           (3) "Environmental Laws" means all federal and state
                  environmental laws and regulations thereunder that are applicable to the Demised Premises, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq. (CERCLA); the Solid Waste Disposal Act (SWDA) and Resource Conservation and Recovery Act (RCRA), 42 U.S.C. Section 6901, et seq.; the Clean Water Act, 33 U.S.C. Section 1251, et seq.; the Clean Air Act, 42 U.S.C. Section 7401, et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq.; and the Safe

                  Drinking Water Act, 42 U.S.C. Section 300f through 300j, and the Ohio Environmental Protection Act, Ohio Revised Code
                  Section 3745, et. seq.

                           (4) "Hazardous Substances" means all hazardous
                  substances, as that term is defined in CERCLA or other Environmental Laws, petroleum or petroleum products,

         40

                  and any other federal, state or local environmental law, ordinance, rule or regulation now or hereafter in effect.

         (b) LANDLORD INDEMNITY. Except to the extent Tenant, its employees, agents, contractors or subcontractors cause Environmental Conditions, to the extent Landlord is indemnified by Milstein (as defined in Section 20.1) pursuant to Section 15 of that certain Real Property Purchase Agreement dated as of August 29, 1996, Landlord shall defend, hold harmless and indemnify Tenant and its directors, officers, parent, subsidiaries and affiliates from and against any and all claims, liabilities, damages, costs, penalties, forfeitures, losses, or expenses (including attorney fees) that such indemnified party or person may sustain, suffer, or incur arising out of any Environmental Liabilities based on Environmental Laws in existence, effective and applicable to the Demised Premises and attributable to Environmental Conditions existing as of the Commencement Date.

         (c) TENANT INDEMNITY. Except to the extent Landlord, its employees, agents, contractors, or subcontractors cause Environmental Conditions, and except to the extent Landlord indemnifies Tenant pursuant to Section 7.3(b) hereof, Tenant shall defend, hold harmless and indemnify Landlord and its beneficiaries, officers, agents, partners and affiliates from and against any and all claims, liabilities, damages, costs, penalties, forfeitures, losses or expenses (including attorneys fees) that such indemnified party or person may sustain, suffer, or incur arising out of Environmental Liabilities based on Environmental Laws in existence as of the Commencement Date or enacted or adopted at any time thereafter, arising out of, or as a direct result of the acts or omissions of Tenant, its employees, contractors, agents, subtenants, assignees, or business invitees, or as a direct result of a spill, discharge or other release of Hazardous Substances onto the Demised Premises caused by the acts or omissions of Tenant, its employees, contractors, agents, subtenants, assignees or business invitees during the Term. In the event the Environmental Condition which gives rise to an Environmental Liability for which a claim for indemnification is made by Landlord hereunder, is the migration onto or within the Demised Premises during the Term of Hazardous Substances from a source or sources other than the Demised Premises, then Tenant's obligations to indemnify Landlord hereunder shall only be effective if (i) Tenant has actual knowledge of such Environmental Condition, or in the exercise of reasonable business practices should have known thereof, and (ii) Tenant failed to promptly take all

         41


                  reasonable steps necessary to abate, mitigate or otherwise prevent such migrating Hazardous Substances onto the Demised Premises. If Tenant becomes aware of an Environmental Condition which could give rise to any Environmental Liability, Tenant shall promptly notify Landlord of same.

         (d) NOTICE. If a claim by a third person (including without limitation any governmental entity) is made against any person indemnified hereunder and the party against which said claim is made intends to seek indemnification with respect to such claim under this Section 7.3, the party seeking such indemnification shall promptly give notice of such claim to the indemnifying party. In addition, if a party indemnified under this Section 7.3 comes into possession of facts which could reasonably lead to a claim for indemnification under this Section 7.3, such party shall promptly give notice of such facts to the indemnifying party.

         (e) EXCLUSIVE REMEDY AND SURVIVAL. Notwithstanding the indemnity provided in Section 19.3 of this Lease, the parties agree that the foregoing indemnifications shall exclusively define their rights and obligations with respect to Environmental Liabilities arising from or related to the Demised Premises. Except as expressly provided otherwise in this Lease, the provisions of this Section 7.3 shall survive the termination of the Lease and be effective for so long as Landlord or Tenant may have any liability whatsoever with respect to the Demised Premises.

         (f) COMPLIANCE WITH OTHER LAWS. Tenant, at its sole cost and expense, shall fully comply with, and provide to Landlord all information needed from time to time in regard to, all provisions of the federal and state environmental protection acts, responsible property transfer laws, RCRA, CERCLA, and any other applicable federal, state or local environmental liability or protection or cleanup responsibility laws, either currently in effect or hereafter enacted which affect Tenant's operations at the Demised Premises.

         (g) STORAGE OF HAZARDOUS MATERIALS. Tenant agrees not to use or store on or in the Demised Premise, any Hazardous Substances or any material deemed to be toxic or hazardous by any governmental authority having jurisdiction over the Land, except in full compliance with all applicable laws, statutes, regulations or ordinances.

         (h) ENVIRONMENTAL AUDITS. Upon request by Landlord during the Term of this Lease, prior to the exercise of any

         42

                  option to renew for any Renewal Term and/or prior to Tenant's vacation of the Demised Premises, Tenant shall undertake and submit to Landlord an environmental audit from an environmental company reasonably acceptable to Landlord which audit shall evidence Tenant's compliance with this Article 7. If Tenant, at any time during the Term prior to Landlord's request for an environmental audit, has been cited for violation of any Environmental Requirements, or other hazardous materials laws by any governmental body having jurisdiction thereof, or if a violation of an Environmental Law or a breach of this Section 7.3 is discovered or confirmed by such audits, then such environmental audits shall be at Tenant's sole cost and expense. In all other instances, Landlord shall pay the cost and expense of such requested environmental audits.

         (i) TERMINATION OF LEASE. In the event of an Environmental Liability affecting the health and welfare of the occupants and invitees of the Land, Building or any portion thereof that is not the subject of the Landlord indemnity set forth in subparagraph (b) above or the Tenant indemnity contained in sub-paragraph (c) above (a "Third Party Cause"), Landlord, at its option, upon written notice to Tenant within sixty (60) days following the date of such Third Party Cause (or such later date that Landlord knew of the occurrence of such Third Party Cause), shall elect to either remediate such Third Party Cause or decline the obligation of such remediation. If Landlord fails to give such notice, it shall be presumed that Landlord has elected not to remediate. If Landlord elects to remediate, it shall do so, at its sole cost and expense, as promptly as practical under the circumstances, but in any event with diligence. If Landlord elects or is presumed to have elected not to remediate, Tenant, at its option upon written notice to Landlord within sixty (60) days following the date Landlord elected or was presumed to have elected not to remediate the Third Party Cause, shall elect to either remediate such Third Party Cause or terminate this Lease effective on the date provided below. If Tenant elects to remediate, it shall do so, at its sole cost and expense, as promptly as practical under the circumstances, but in any event with diligence. If Tenant has elected to terminate this Lease, Landlord, within ten (10) business days thereafter, upon written notice to Tenant, shall have the further option to either elect to remediate the Third Party Cause (thereby voiding Tenant's option to terminate this Lease as above provided) or to decline such remediation. If Landlord fails to give such ten (10) business day notice, it shall be presumed that Landlord has elected to decline remediation and this

         43

                  Lease shall terminate as hereafter provided. However, if Landlord elects to remediate, it shall do so at its sole cost and expense, as promptly as possible under the circumstances, but in any event with diligence, and this Lease shall remain in full force and effect in such event. However, if Landlord elected or is presumed to have elected not to remediate as last above provided, within ten (10) business days following Landlord's election or presumed election (whichever first occurs), Tenant may notify Landlord, in writing, that Tenant elects to have the Term remain in effect, on a year to year basis, on the same terms and conditions as provided in this Lease (except as hereafter provided), commencing on the first to occur of the date Landlord last above elected or is presumed to have elected not to remediate, and ending on the day before the first anniversary of such commencement (but in no instance longer than the Term provided for in Article 1 hereof), unless, one hundred twenty (120) days prior to such anniversary, Tenant, by written notification to Landlord, elects to further cause the Term to remain in effect for one
                  (1) additional calendar year (but in no instance longer than the Term provided for in Article 1 hereof). If Tenant so elects to cause the Term to remain in effect for one (1) or two (2) more years as above provided, it shall be on the same terms and conditions provided for in this Lease, except that Landlord, in no instance, shall be liable to Tenant or anyone claiming by, through or under Tenant for any loss, damage, injury, claim, demand, action or cause of action (Tenant hereby releasing and waiving the same) resulting from the subject Third Party Cause Environmental Liabilities. If Tenant does not elect to have the Term remain in effect as aforesaid, this Lease shall terminate on the date Landlord last above elected or is presumed to have elected not to remediate, whichever first occurs.


                                   ARTICLE 8
                        MECHANIC'S LIENS AND OTHER LIENS

         SECTION 8.1 LIENS AND RIGHT OF CONTEST. Tenant shall not suffer or permit any mechanic's lien or other lien to be filed against the Demised Premises, or any portion thereof, by reason of work, labor, skill, services, equipment or materials supplied or claimed to have been supplied to the Demised Premises at the request of Tenant, or any one holding the Demised Premises, or any portion thereof, through or under Tenant. If any such mechanic's lien or other lien shall at any time be filed against the Demised Premises, or any portion thereof, Tenant shall, within forty-five (45) days after the date of filing the same, either cause the same to be discharged of record or bond over the same, if pursuant to

         44

Ohio law such bonding over has the effect of expunging the encumbrance of the lien. However, in the event Tenant desires to contest the validity of any lien, it shall, within forty-five (45) days of the date such lien was recorded, notify Landlord, in writing, that Tenant intends to so contest same, and either (i) bond over the lien, if pursuant to Ohio law such bonding over has the effect of expunging the encumbrances of the lien; or (ii) cause a title insurer satisfactory to Landlord to insure over such lien, in form and content satisfactory to Landlord.

         If Tenant complies with the foregoing, and Tenant continues, in good faith, to contest the validity of such lien by appropriate legal proceedings which shall operate to prevent the collection thereof and the sale or forfeiture of the Demised Premises, or any part thereof, to satisfy the same, Tenant shall be under no obligation to pay such lien until such time as the same has been decreed, by court order, to be a valid lien on the Demised Premises. Provided that nonpayment of such lien does not cause Landlord to be in violation of any of its contractual undertakings, Landlord agrees not to pay such lien during the period of Tenant's contest. Tenant shall indemnify and defend Landlord against and save Landlord and the Demised Premises, and any portion thereof, harmless from and against all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and obligations, including, without limitation, reasonable attorney's fees, resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic's lien or other lien or the attempt by Tenant to discharge same as above provided.

         All materialmen, contractors, artisans, mechanics, laborers and any other person now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to the Demised Premises, or any portion thereof, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for the same. Notice is hereby given that Landlord shall not be liable for any labor, services, materials, supplies, skill, machinery, fixtures or equipment furnished or to be furnished to Tenant upon credit, and that no mechanic's lien or other lien for any such labor, services, materials, supplies, machinery, fixtures or equipment shall attach to or affect the estate or interest of Landlord in and to the Demised Premises, or any portion thereof.

         SECTION 8.2 LIENS ON LANDLORD'S WORK. The provisions of Section 8.1 above shall not apply to any mechanic's lien or other lien for labor, services, materials, supplies, machinery, fixtures or equipment furnished to the Demised Premises in the performance of Landlord's obligations to construct the Landlord's Improvements, provide Warranty Work, or Punch List Item or Expansion Punch List Item work required herein. Landlord agrees to indemnify and defend Tenant against and save Tenant and the Demised Premises, and any portion thereof, harmless from all

         45

losses, costs, damages, expenses, liabilities and obligations, including, without limitation, reasonable attorney's fees resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic's lien or other lien.

         SECTION 8.3 OTHER LIENS. Tenant shall not create, permit or suffer, and, subject to the right to contest as set forth in Section 8.1 hereof, shall promptly discharge and satisfy of record, any other lien, encumbrance, charge, security interest, or other right or interest which, as a result of Tenant's action or inaction contrary to the provisions hereof, shall be or become a lien, encumbrance, charge or security interest upon the Demised Premises, or any portion thereof, or the income therefrom.

                                   ARTICLE 9
                               INTENT OF PARTIES

         SECTION 9.1 NET RENT. Landlord and Tenant do each state and represent that it is their respective intention that this Lease be interpreted and construed as an absolute net lease and all Base Rent and Additional Rent shall be paid by Tenant without abatement, deduction, diminution, deferment, suspension, reduction, set off, defense or counterclaim with respect to the same (except as expressly provided herein). Except as otherwise provided herein, the obligations of Tenant shall not be affected by reason of damage to or destruction of the Demised Premises from whatever cause, nor shall the obligations of Tenant be affected by reason of any condemnation, eminent domain or like proceedings. Except as provided herein, all Impositions, insurance premiums, utility expense, repair and maintenance expenses, and all other costs, fees, interest, charges, expenses reimbursements and obligations of every kind and nature whatsoever relating to the Demised Premises, or any portion thereof, which may arise or become due during the Term, or any extension or renewal thereof, shall be paid or discharged by Tenant as Additional Rent.

         SECTION 9.2 LANDLORD'S PERFORMANCE FOR TENANT. If Tenant shall at any time fail to pay any Imposition in accordance with the provisions of Article 4, or to take out, pay for, maintain and deliver any of the insurance policies or certificates of insurance provided for in Article 5, or shall fail to make any other payment or perform any other act on its part to be made or performed, then

Landlord, after fifteen (15) days prior written notice to Tenant (or without notice in case of emergency), and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, may, but shall be under no obligation to do so, (i) pay after said fifteen (15) days' written notice to Tenant, any Imposition payable by Tenant pursuant to the provisions of Article 4; (ii) take out, pay for and maintain any of the insurance policies provided for in this Lease; or (iii) make any other payment on Tenant's part to be paid hereunder. Landlord may enter

         46



upon the Demised Premises for any such purpose and take all such action therein or thereon as may be necessary therefor and all such action taken by Landlord shall be in a reasonably diligent fashion.

         SECTION 9.3 PAYMENT FOR LANDLORD'S PERFORMANCE FOR TENANT. All sums so paid by Landlord and all costs and expenses, including reasonable attorney's fees, reasonably incurred by Landlord in connection with the performance of any such act, together with interest thereon at the Maximum Rate of Interest from the respective dates of Landlord's making of each payment of such cost and expense, including reasonable attorney's fees, shall be paid by Tenant to Landlord on demand.


                                   ARTICLE 10
                        DEFAULTS AND LANDLORD'S REMEDIES

         SECTION 10.1 DEFAULT. The following events, following the expiration of the applicable cure periods, in this Article are sometimes referred to as an event of "Default:"

         (a)      If default shall be made by Tenant, under the provisions of
                  Article 13 hereof relating to assignment, sublease, mortgage or other transfer of Tenant's interest in this Lease or in the Demised Premises or in the income arising therefrom;

         (b) If default shall be made in the due and punctual payment of Base Rent or any installment thereof and such default shall continue for five (5) business days after written notice to Tenant, or if default shall be made in the payment of Additional Rent or in the payment of any other sum required to be paid by Tenant under this Lease and such default shall continue for seven (7) business days after written notice to Tenant;

         (c) If default shall be made in the observance or performance of any of the other covenants or conditions in this Lease which Tenant is required to observe and perform and such default shall continue for thirty (30) days after written notice to Tenant, or if a default involves a hazardous or emergency condition and is not cured by Tenant immediately; provided, however, the time allowed Tenant (except in the instance of hazardous or emergency conditions) within which Tenant is permitted to cure the same shall be extended for such reasonable period as may be necessary for the curing provided Tenant is continuously, diligently and in good faith prosecuting such cure; and

         (d) If, during the term of this Lease: (1) Tenant shall make an assignment for the benefit of creditors; (2) a

         47

                  voluntary petition shall be filed by Tenant under any law having for its purpose the adjudication of Tenant a bankrupt, or Tenant shall be adjudged a bankrupt pursuant to an involuntary petition in bankruptcy; (3) a receiver is appointed for the property of Tenant; (4) any department of the state or federal government, or any officer thereof duly authorized, shall take possession of the business or property of Tenant; or (5) any involuntary petition in bankruptcy shall be filed against Tenant under any federal or state bankruptcy or insolvency laws and shall not have been dismissed within ninety (90) days from the filing thereof.

         Landlord may treat the occurrence of any one or more of the foregoing events of Default as a breach of this Lease. In any such event, Landlord, at any time thereafter during the continuance of any such event of Default, may give written notice to Tenant specifying such event of Default or events of Default and stating that this Lease and the Term hereby demised shall expire and terminate on the date specified in such notice, and upon the date specified in such notice this Lease and the Term hereby demised, and all rights of Tenant under this Lease, including all rights of renewal whether exercised or not, shall expire and terminate, or in the alternative or in addition to the foregoing remedy, Landlord may assert and have the benefit of any and all other remedies and rights provided at law or in equity.

         SECTION 10.2 RE-LETTING AFTER DEFAULT. To the extent permitted by law, in the event of a Default, Landlord may terminate Tenant's right of possession and may repossess the Demised Premises by forcible entry and detainer suit, by taking peaceful possession or otherwise, without terminating this Lease, in which event Landlord shall use commercially reasonable efforts to relet the same for the account of Tenant, for such rent and upon such terms as may be satisfactory to Landlord. For the purpose of such re-letting, Landlord is authorized to repair the Demised Premises. If Landlord shall fail to relet the Demised Premises, Tenant shall pay to Landlord, as damages, a sum equal to the amount of Rent reserved in this Lease for the balance of the Initial Term or the Renewal Term, as the case may be, as the same becomes due and payable. If the Demised Premises is relet and a sufficient sum shall not be realized from such re-letting after paying all of the costs and expenses of all repairs and the reasonable expenses of such re-letting (which expenses shall be limited to attorneys' fees and brokerage commissions) and of the collection of the rent accruing therefrom to satisfy the Rent provided for in this Lease, Tenant shall satisfy and pay the same upon demand therefor from time to time. For purposes of this Article 10, costs relating to remodeling or altering the Demised Premises shall not be deemed expenses of re-letting. It is understood and agreed that if Landlord incurs any cost or expense for re-letting as described above, such cost and expense shall be

         48

amortized over the term of the lease that is the subject of such re-letting, and Tenant's obligation to Landlord in respect thereto shall be an amount equal to such cost and expense multiplied by a fraction, the numerator of which is the number of days remaining in the unexpired Term hereof, and the denominator of which is the number of days in the term of the lease that is the subject of the re-letting. Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Article 10 from time to time and that no suit or recovery of any portion due to Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.

         SECTION 10.3 ACCEPTANCE AFTER DEFAULT. No failure by Landlord or Tenant, as the case may be, to insist upon the performance of any of the terms of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance by Landlord of full or partial Rent from Tenant or any third party during the continuance of any such breach, shall constitute a waiver of any such breach or of any of the terms of this Lease. None of the terms of this Lease to be kept, observed or performed by either party hereunder, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord and by Tenant. No waiver of any breach shall affect or alter this Lease, but each of the terms of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach of this Lease. No waiver of any Default of Tenant herein shall be implied from any omission by Landlord to take any action on account of such Default, if such Default persists or is repeated and no express waiver shall affect any Default other than the Default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Landlord or by Tenant, as the case may be, shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

         SECTION 10.4 REMEDIES CUMULATIVE. In the event of any breach or threatened breach by Tenant of any of the terms contained in this Lease, Landlord shall be entitled to invoke any right or remedy allowed at law or in equity or by statute or otherwise (including injunctive relief) as though entry, re-entry, summary proceedings and other remedies, as the case may be, were not provided for in this Lease. Each remedy or right of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease, or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or the beginning of the exercise by Landlord of any one or more of such rights or remedies except as otherwise provided herein, shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies.

         49


                                   ARTICLE 11
                          DESTRUCTION AND RESTORATION

         SECTION 11.1 RESTORATION. In case of damage to or destruction of all or a portion of the Landlord's Improvements by fire or other casualty (a "Casualty"), after the date on which Substantial Completion of the Initial Improvements is achieved and during the Term, Landlord, to the extent of insurance proceeds received shall promptly restore, repair, replace and rebuild the same as nearly as possible to the condition for which the Property Insurance set forth in Section 5.1 was procured. Tenant shall forthwith give Landlord written notice, except in cases of emergency when Landlord may be notified by telephone, of Casualty upon the occurrence thereof and specify in such notice, in reasonable detail, the extent thereof. Such restoration, repairs, replacements, rebuilding, including the cost of temporary repairs for the protection of the Demised Premises, or any portion thereof, pending completion thereof are sometimes hereinafter referred to as the "Restoration."

         Landlord shall employ its diligent good faith efforts to complete the Restoration reasonably promptly and with as little disruption as to the Premises Use as is reasonably possible. If Landlord advises Tenant thirty (30) days after damage or destruction that Landlord is unable to complete the Restoration within nine (9) months following the destruction, Tenant, on not less than thirty (30) days written notice to Landlord, may terminate this Lease provided Tenant vacates the undamaged portion of the Demised Premises as otherwise provided in this Lease.

         SECTION 11.2 INSURANCE PROCEEDS. All insurance moneys recovered by Landlord or its Mortgagee on account of such Casualty, less the costs, if any, to Landlord or its Mortgagee of such recovery, shall be applied by Landlord to the payment of the costs of the Restoration and shall be paid out from time to time as the Restoration progresses. If the net amount of the insurance proceeds (after deduction of all costs, expenses and fees related to recovery of the insurance proceeds) recovered is insufficient to complete the Restoration of such improvements (exclusive of Tenant's personal property and Tenant's Trade Fixtures which shall be restored, repaired or rebuilt out of Tenant's separate funds), Tenant shall provide all additional funds necessary to complete the Restoration.

         SECTION 11.3 TENANT'S OBLIGATIONS FOLLOWING A CASUALTY. If the Casualty shall render the Demised Premises wholly untenantable or unusable for the Premises Use in Tenant's reasonable judgment, Base Rent payable hereunder shall abate from the date of Casualty to the date on which Restoration is complete. If the Casualty shall render a portion of the Demised Premises untenantable or unusable for the Premises Use in Tenant's reasonable judgment, Base Rent shall abate proportionately to the square footage of the Demised Premises rendered untenantable or

         50

unusable until Restoration of such portion of the Demised Premises is complete.

         SECTION 11.4 DESTRUCTION PRIOR TO COMMENCEMENT DATE. The provisions of this Article 11 apply only to a Casualty occurring (a) as to the Initial Improvements, after the Commencement Date and (b) as to the Expansion Space, after the Expansion Commencement Date. Any such Casualty occurring to the Initial Improvements prior to the Commencement Date or occurring to the Expansion Space prior to the Expansion Commencement Date shall be restored, repaired, replaced and rebuilt by Landlord, and during such period of construction, Landlord shall obtain and maintain the insurance coverage referred to in Section 5.1 hereof. All moneys received by Landlord under its insurance coverage shall be applied by Landlord to complete the Restoration of such Casualty, and if such insurance proceeds are insufficient, Landlord shall provide all additional funds necessary to complete the Restoration of the Initial Improvements or the Expansion Space, as appropriate.

         SECTION 11.5 RESTORATION AT END OF TERM. If, within twelve (12) full calendar months prior to the expiration of the Initial Term, Expansion Space Term or Renewal Term(s), as the case may be, Landlord's Improvements shall be destroyed or damaged, Landlord shall be relieved of the obligation to make the Restoration, and this Lease shall terminate, provided, however, if Tenant, within thirty (30) days following such Casualty, elects, in writing with no right of withdrawal, to extend the Term for whatever Renewal Term then is available to Tenant (if such a Renewal Term is available), Landlord shall not be permitted to terminate this Lease pursuant to the provisions of this Section
11.5 and shall be required to complete the necessary Restoration in accordance with the terms of this Article 11.



                                   ARTICLE 12
                                  CONDEMNATION

         SECTION 12.1 TOTAL CONDEMNATION. If, during the Term, the entire Demised Premises shall be taken as the result of the exercise of the power of eminent domain (the "Proceedings"), this Lease and all right, title and interest of Tenant hereunder shall terminate on the date of vesting of title pursuant to such Proceedings, and Landlord shall be entitled to and shall receive the total award made in such Proceedings. Except in the instance of a separate award for moving expenses and loss of Tenant's Trade Fixtures, or in the instance of a single award where moving expenses and loss of Tenant's Trade Fixtures are reasonably and separately ascertainable, Tenant hereby assigns any interest in such award, damages, consequential damages and compensation to Landlord. Landlord agrees that it will not object to the petition of Tenant for a separate award as set forth herein provided such

         51

petition or award in no way diminishes the award otherwise payable to Landlord hereunder.

         SECTION 12.2 PARTIAL CONDEMNATION. If during the Term, less than the entire Demised Premises shall be taken in any such Proceedings, this Lease shall, upon vesting of title in the Proceedings, terminate as to the portion of the Demised Premises so taken. If the portion of the Demised Premises taken shall, in the good faith exercise of Tenant's reasonable business judgment, substantially and materially interfere with or inhibit Tenant's use of the Demised Premises, Tenant may, at its option, terminate this Lease as to the remainder of the Demised Premises. Such termination as to the remainder of the Demised Premises shall be effected by notice in writing given not more than sixty (60) days after the date of vesting of title in such Proceedings, and shall specify a date not more than sixty (60) days after the giving of such notice as the date for such termination. Upon the date specified in such notice, the Term, and all right, title and interest of Tenant hereunder, shall cease and terminate. If this Lease is terminated as provided in this Section 12.2, Landlord and Tenant shall receive so much of the award as is provided in Section
12.1 hereof In the event that Tenant elects not to terminate this Lease as to the remainder of the Demised Premises, the rights and obligations of Landlord and Tenant shall be governed by the provisions of Section 12.3 hereof.

         SECTION 12.3 RESTORATION AFTER CONDEMNATION. If, in the case of partial taking, this Lease is not terminated as provided in Section 12.2 hereof, this Lease shall, upon vesting of title pursuant to the Proceedings, terminate as to the parts so taken, and, except as provided in Section 12.1 hereof, Tenant shall have no claim or interest in the award, damages, consequential damages and compensation, or any part thereof. Landlord, in such case and to the extent Landlord receives proceeds from such Proceedings, covenants and agrees to promptly restore that portion of the Demised Premises not so taken to a complete architectural and mechanical unit for Tenant's use as provided in this Lease.

         SECTION 12.4 BASE RENT REDUCTION. In the event of a partial taking of the Demised Premises under Section 12.2 hereof, followed by Tenant's election not to terminate this Lease, the fixed Base Rent payable hereunder during the period from and after the date of vesting of title pursuant to such Proceedings to the earlier of the termination of this Lease or until the next date upon which Rent is determined under Section 3.1 above, shall be determined by multiplying the Base Rent then being paid by Tenant by a fraction, the numerator of which is the square footage of the Building after such taking and after the same has been restored to a complete architectural unit, and the denominator of which is the square footage of the Building prior to such taking.

         52


                                   ARTICLE 13
                           ASSIGNMENT AND SUBLETTING

         Provided Tenant remains primarily liable for all of Tenant's obligations under this Lease, Tenant may assign or sublet all or any portion of the Demised Premises upon prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Landlord's consent shall be deemed to have been unreasonably withheld if: (a) the proposed assignee's or sublessee's stockholder's equity is equal to or greater than Tenant's Stockholder's Equity as of the date of the proposed assignment or subletting, and (b) the proposed assignee's or sublessee's business reputation is at least as good as Tenant's. Thirty (30) days prior to Tenant assigning or subletting all or any portion of the Premises or any assignee or sublessee subsequently assigning or subletting all or any portion of the Demised Premises, Tenant shall notify Landlord, in writing, with reasonable specificity, of the terms, provisions and conditions of such assignment or sublease.

                                   ARTICLE 14
                        SUBORDINATION, NON-DISTURBANCE,
                       NOTICE TO MORTGAGEE AND ATTORNMENT

         SECTION 14.1 SUBORDINATION. This Lease and all rights of Tenant herein, and any and all interest or estate of Tenant in the Demised Premises, or any portion thereof, shall be subject and subordinate to the lien held by or in favor of any Mortgage which at any time may be placed upon the Demised Premises, or any portion thereof, by Landlord, and to any replacements, renewals, amendments, modifications, extensions or refinancing thereof, and to each and every advance made under any Mortgage; provided however, the subordination herein agreed upon shall not be effective unless and until Landlord, Landlord's mortgagee and Tenant execute and deliver a subordination, non-disturbance and attornment agreement substantially in the form attached hereto as Exhibit F (the "Subordination Agreement"). Landlord and Tenant agree at any time hereafter, and from time to time on demand of the other party, to promptly execute and deliver to each other any reasonable instruments, releases or other documents that may reasonably be required to carry out the intent of this Section 14.1. The lien of any Mortgage shall not cover Tenant's Trade Fixtures or other personal property located in or on the Demised Premises.

         SECTION 14.2 MORTGAGEE PROTECTION CLAUSE. In the event of any act or omission of Landlord constituting a default by Landlord, Tenant shall not exercise any remedy until Tenant has given Landlord and any mortgagee (whose identity and address have been provided to Tenant) of the Demised Premises a thirty (30) day written notice of such act or omission, and until a reasonable period of time to allow Landlord or the mortgagee to remedy such

         53

act or omission shall have elapsed following the giving of such notice. However, if such act or omission cannot, with due diligence and in good faith, be remedied within such thirty (30) day period, Landlord and the mortgagee shall be allowed such further reasonable period of time as may be reasonably necessary provided that it commence remedying the same with due diligence and in good faith within said thirty (30) day period. Nothing herein contained shall be construed or interpreted as requiring any mortgagee to remedy such act or omission.

         SECTION 14.3 ATTORNMENT. If any mortgagee shall succeed to the rights of Landlord under this Lease or to ownership of the Demised Premises, whether through possession or foreclosure or delivery of a deed in lieu of foreclosure, then, upon the written request of such mortgagee so succeeding to Landlord's rights hereunder, provided such mortgagee assumes, in writing, the obligations of Landlord hereunder accruing on and after the date such mortgagee acquired title to the Demised Premises, and further provided such mortgagee executes and delivers to Tenant a Subordination Agreement, Tenant shall attorn to and recognize such mortgagee as Tenant's landlord under this Lease. In the event of any other transfer of Landlord's interest hereunder, upon the written request of the transferee and Landlord, provided such transferee assumes, in writing, the obligations of Landlord hereunder accruing on and after the date of such transfer, Tenant shall attorn to and recognize such transferee as Tenant's landlord under this Lease and shall execute and deliver any reasonable instrument that such transferee and Landlord may reasonably request to evidence such attornment.

         SECTION 14.4 COSTS. Landlord agrees to reimburse Tenant up to One Thousand Dollars ($1,000.00) for its reasonable fees of outside counsel incurred in connection with the review of any Subordination Agreements (other than the form of Subordination Agreement set forth as Exhibit F attached hereto) or estoppel letter described in Section 19.7 (other than the form of "Estoppel Letter" set forth as Exhibit E attached hereto) which Landlord may request Tenant to execute.



                                   ARTICLE 15
                                     SIGNS

         Tenant may erect signs on the exterior or interior of the Building or on the landscaped area adjacent thereto, provided that such sign or signs (i) do not cause any structural damage or other damage to the Building; (ii) do not violate applicable governmental laws, ordinances, rules or regulations; (iii) do not violate any existing restrictions affecting the Demised Premises are compatible with the architecture of the Building and the landscaped area adjacent thereto and (iv) have been approved by Landlord, which approval shall not be unreasonably withheld or delayed.

         54

                                   ARTICLE 16
                                 TRADE FIXTURES

         It is the intent of the parties that Trade Fixtures shall include those items of personal property which are specifically used by Tenant in the conduct of the Tenant's business and shall belong to Tenant. The parties agree that all items contained in the Final Plans and Expansion Plans shall be deemed not to be Trade Fixtures, but shall (absent the written agreement of the parties to the contrary) constitute fixtures or real property and shall belong to the Landlord as part of the Landlord's Improvements.



                                   ARTICLE 17
                            CHANGES AND ALTERATIONS

         Tenant shall have the right at any time, and from time to time during the Term, to make such changes and alterations, structural or otherwise, to the Building, improvements and fixtures hereafter erected on the Demised Premises as Tenant shall deem necessary or desirable in connection with the requirements of its business, which changes and alterations (other than changes or alterations of Tenant's Trade Fixtures and equipment) shall be made in all cases subject to the following conditions, which Tenant covenants to observe and perform:

         (a) No change or alteration shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required from time to time, all Municipal, State and Federal permits and authorizations of the various governmental bodies and departments having jurisdiction thereof, and Landlord agrees to join in the application for such permits or authorizations whenever such action is necessary, all at Tenant's sole cost and expense, provided such applications do not cause Landlord to become liable for any cost, fees or expenses, and provided, at Landlord's direction, such approval is terminated, at the option of

                  Landlord, at the expiration of the Term.

         (b) In any undertaking of Tenant pursuant to this Article 17, except in the instance of interior decorating, no structural change or alteration shall be undertaken until detailed plans and specifications have been first submitted to and approved in writing by Landlord, which approval shall not unreasonably be withheld or delayed. Before commencement of any such change, alteration, restoration or construction ("New Work") which in Landlord's reasonable judgment would alter the mechanical, structural, or other Building systems, Tenant shall: (i) obtain Landlord's prior written

         55

                  consent, (which consent may be withheld if the change or alteration would, in the reasonable judgment of Landlord, impair the value or usefulness to Landlord of the Land or Landlord's Improvements, or any substantial part thereof or would unreasonably alter the aesthetics of the Demised Premises); (ii) guarantee the completion thereof within a reasonable time thereafter (1) free and clear of all mechanic's liens or other liens, encumbrances, security interests and charges, and (2) in accordance with the plans and specifications approved by Landlord; and (iii) Tenant shall promptly upon the completion of the New Work deliver to Landlord two (2) complete sets of "as built" drawings for the New Work.

         (c) Any change or alteration shall, when completed, be of such character as not to reduce the value or utility of the Demised Premises below its value or utility to Landlord immediately before such change or alteration, nor shall such change or alteration reduce the ares or cubic content of the Building, nor change the character of the Demised Premises as to use without Landlord's express written consent.

         (d) All New Work shall be done promptly and in a good and workmanlike manner and in Compliance with Laws and in accordance with the orders, rules and regulations of the Board of Fire Underwriters where the Demised Premises is located, or any other body exercising similar functions. The cost of any such change or alteration shall be paid by Tenant so that the Demised Premises and all portions thereof shall at all times be free of liens for labor and materials supplied to the Demised Premises, or any portion thereof. The New Work shall be prosecuted with reasonable dispatch, delays due to strikes, lockouts, acts of God, inability to obtain labor or materials, governmental restrictions or similar causes beyond the reasonable control of Tenant excepted. Tenant shall obtain and maintain, at its sole cost and expense, during the performance of the New Work, workers' compensation insurance covering all persons employed in connection with the New Work and with respect to which death or injury claims could be asserted against Landlord or Tenant or against the Demised Premised or any interest therein, together with comprehensive general liability insurance for the mutual benefit of Landlord and Tenant with limits of not less than One Million Dollars ($1,000,000.00) in the event of injury to one person, Three Million Dollars ($3,000,000.00) in respect to any one accident or occurrence, and Five Hundred Thousand Dollars ($500,000.00) for property damage, and the fire insurance with "extended coverage" endorsement required by Section 5.1 hereof shall be supplemented with

         56

                  "builder's risk" insurance on a completed value form or other comparable coverage on the New Work. All such insurance shall be in a company or companies authorized to do business in Ohio and reasonably satisfactory to Landlord. All such policies of insurance or certificates of insurance shall be delivered to Landlord endorsed "Premium Paid" by the company or agency issuing the same, or with other evidence of payment of the premium satisfactory to Landlord, prior to the commencement of any New Work.

         (e) All improvements and alterations (other than Tenant's Trade Fixtures, equipment and signs) made or installed by Tenant shall immediately, upon completion or installation thereof, become the property of Landlord without payment therefor by Landlord, and shall be surrendered to Landlord on the expiration of the Term (unless the parties agree to the contrary).

         (f) No change, alteration, restoration or new construction shall be in or connect Landlord's Improvements with any property, building or other improvement located outside the boundaries of the Land and Expansion Land, nor shall the same obstruct or interfere with any then existing easement.


                                   ARTICLE 18
                             SURRENDER OF PREMISES

         SECTION 18.1 SURRENDER OF POSSESSION. Tenant shall, upon termination of this Lease for any reason whatsoever, surrender to Landlord the Demised Premises, together with all buildings, structures, fixtures and building equipment or real estate fixtures upon the Demised Premises, together with all additions, alterations and replacements thereof (except Tenant's personalty and Trade Fixtures) in good order, condition and repair, with all mechanical, electrical and plumbing systems in good working order and repair, reasonable wear and tear excepted (provided that said exception shall in no way be deemed to relieve Tenant from its obligations to make all necessary and appropriate Tenant Repairs as and when required hereunder).

         SECTION 18.2 REMOVAL OF TENANT'S PROPERTY; HOLDOVER RENT. Except as otherwise provided herein, at the expiration of the Term, Tenant shall surrender the Demised Premises and shall surrender all keys to the Demised Premises to Landlord at the place then fixed for the payment of Base Rent and shall inform Landlord of all combinations on locks, safes and vaults, if any. Except as otherwise provided herein, Tenant shall at such time remove all of its property (including its Trade Fixtures) therefrom and all alterations and improvements placed thereon by Tenant if so requested by Landlord pursuant to Article 17 hereof.

         57

Tenant shall repair any damage to the Demised Premises caused by such removal, and any and all such property not so removed when required shall, at Landlord's option, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant's cost and expense, without further notice to or demand upon Tenant.

         In addition to Additional Rent, Tenant shall pay to Landlord a sum equal to 125% of the Base Rent herein provided for the month immediately prior to the termination during each month or portion thereof for which Tenant shall remain in possession of the Demised Premises or any part thereof after the termination of the Term or of Tenant's rights of possession, whether by lapse of time or otherwise and in such case, Tenant shall become a tenant from month to month. The provisions of this Section 18.2 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein at law or at equity, and shall not be deemed to be a consent to any holdover nor to grant Tenant any right to holdover.

         All property of Tenant not removed on or before the last day of the Term of this Lease shall be deemed abandoned. Tenant hereby appoints Landlord its agent to remove all property of Tenant from the Demised Premises upon termination of this Lease and to cause its transportation and storage for Tenant's benefit, all at the sole cost and risk of Tenant and Landlord shall not be liable for damage, theft, misappropriation or loss thereof and Landlord shall not be liable in any manner in respect thereto. Tenant shall pay all costs and expenses of such removal, transportation and storage. Tenant shall reimburse Landlord upon demand for any expenses incurred by Landlord with respect to removal or storage of abandoned property and with respect to restoring said Demised Premises to good order, condition and repair.


                                   ARTICLE 19
                            MISCELLANEOUS PROVISIONS

         SECTION 19.1 RIGHT OF INSPECTION. Upon reasonable advance notice to Tenant (except for emergency situations), Tenant agrees to permit Landlord and its authorized representatives to enter upon the Demised Premises at all reasonable times during ordinary business hours for the purpose of inspecting the same and, pursuant to the terms of this Lease, making any necessary repairs to comply with any laws, ordinances, rules, regulations or requirements of any public body, or the Board of Fire Underwriters, or any similar body. Except as otherwise provided herein, nothing shall imply any duty upon the part of Landlord to do any such work which, under any provision of this Lease, Tenant may be required to perform and the performance thereof by Landlord shall not constitute a waiver of Default in failing to perform the same. Landlord shall not unreasonably interfere with the use and occupancy of the Demised Premises pursuant to the provisions of this Section 19.1.

         58

         SECTION 19.2 DISPLAY OF DEMISED PREMISES. Upon reasonable advance notice to Tenant, Landlord is hereby given the right during usual business hours at any time during the Term to enter upon the Demised Premises and to exhibit the same for the purpose of mortgaging or selling the same. During the final year of the Term, Landlord shall be entitled to display the Demised Premises for sale or lease without such prior notice, and shall be allowed to post appropriate signage in or about the Demised Premises but in such manner as to not unreasonably interfere with Tenant's business. Landlord shall not unreasonably interfere with the use and occupancy of the Demised Premises pursuant to the provisions of this Section 19.2.

         SECTION 19.3 INDEMNITIES.


         (a) TENANT. Tenant shall at all times indemnify, defend and hold Landlord and Landlord's mortgagee(s), beneficiaries, partners, and managing agent harmless against and from any and all claims, costs, liabilities, actions and damages (including, without limitation,'reasonable attorneys' fees and costs) by or on behalf of any person or persons, firm or firms, corporation or corporations, to the extent arising from the conduct or management, or from any work or things whatsoever done in or about the Demised Premises during the Term, and will further indemnify, defend and hold Landlord harmless against and from any and all claims arising during the term of this Lease, to the extent arising from any condition of the Improvements or any curb or sidewalk adjoining the Demised Premises, or of any passageways or space therein or appurtenant thereto, or to the extent arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed, pursuant to the terms of this Lease, or arising from any negligence of Tenant, its agents, servants, employees or licensees, or arising from any accident, injury or damage whatsoever caused to any person, firm or corporation occurring during the term of this Lease, in or about the Demised Premises, or upon the sidewalk and the land adjacent thereto, and from and against all costs, reasonable attorney's fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereto; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, covenants to defend such action proceeding by counsel reasonably satisfactory to Landlord. The indemnity obligations of Tenant under this Section 19.3(a) which relate directly or indirectly to death, bodily or personal injury or property damage, shall be insured by contractual liability endorsement on Tenant's policies of insurance required under the provisions of
Article 5. Notwithstanding anything contained herein to the contrary, Tenant's obligations to indemnify, defend and hold Landlord harmless against and from any and all claims, costs, liabilities, actions and damages shall not apply to any claims, costs, liabilities, actions and damages to the extent

         59

arising as a result of (i) the negligence or willful misconduct or omissions of Landlord; and/or (ii) the failure of Landlord to comply with a provision of this Lease.

         (b) LANDLORD. To the fullest extent permitted by law, Landlord shall at all times indemnify, defend and hold Tenant and Tenant's shareholders and employees harmless from any and all claims, costs, liabilities, actions and damages (including, without limitation, reasonable attorneys' fees and costs) by or on behalf of any person or persons, firm or firms, corporation or corporations, to the extent arising from the conduct of or the failure to conduct any of Landlord's obligations hereunder, or any negligence in the performance thereof and from and against all costs, reasonable attorneys' fees, expenses and liabilities incurred in or about any such claim, action or proceeding brought thereon; and in case any action or proceeding be brought against Tenant by reason of such claim, Landlord, upon notice from Tenant, covenants to defend such action or proceeding by counsel reasonably satisfactory to Tenant. The indemnity obligations of Landlord under this Section 19.3(b) which relate directly or indirectly to death, bodily or personal injury or property damage, shall be insured by contractual liability endorsement on Landlord's policy of insurance required under the provisions of Section 5. Notwithstanding anything contained herein to the contrary, Landlord's obligations to indemnify, defend and hold Tenant harmless against and from any and all claims, costs, liabilities, actions and damages shall not apply to any claims, costs, liabilities, actions and damages to the extent arising as a result of (i) the negligence or willful misconduct or omissions of Tenant; and/or (ii) the failure of Tenant to comply with a provision of this Lease.

         SECTION 19.4 NOTICES. All notices, demands and requests which may be or are required to be given, demanded or requested by any party to the other shall be in writing. All transmittals by Landlord or Tenant shall be delivered by private messenger, or sent by United States registered or certified mail, postage prepaid, or by Federal Express or similar overnight courier service, addressed to Tenant (prior to the Commencement Date) as follows:


                              Health o meter Products, Inc.
                              24700 Miles Road

                              Bedford Heights, Ohio 44146
                              Attention: Steven M. Billick

and thereafter, to each of them, at the Demised Premises, or at such other place as Tenant may from time to time designate by written notice to Landlord. Tenant's address for billing and invoicing is same as above.

         Any such transmittals by Tenant to Landlord shall be delivered by private messenger, or sent by United States

         60

registered or certified mail, postage prepaid or by Federal Express or similar overnight delivery service, addressed to Landlord at the following address:


                              Duke Realty Limited Partnership
                              8888 Keystone Crossing, Suite 1200
                              Indianapolis, Indiana  46240
                              Attn: Legal Department

or at such other place as Landlord may from time to time designate by written notice to Tenant. Notices, demands and requests which shall be served upon Landlord by Tenant, or upon Tenant by Landlord, in the manner aforesaid, shall be deemed to be sufficiently served or given for all purposes hereunder three
(3) days after the time such transmittals shall be mailed, or upon the actual date of delivery to the addressee if sent by private messenger, or overnight courier.

         SECTION 19.5 QUIET ENJOYMENT. Landlord covenants and agrees that Tenant, upon paying the Rent, and upon observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, observed and performed, shall lawfully and quietly hold, occupy, and enjoy the Demised Premises during the Term without hindrance or molestation.

         SECTION 19.6 LANDLORD AND SUCCESSORS. The term "Landlord", as used in this Lease so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Demised Premises, and in the event of any transfer or transfers or conveyance (provided that such grantee assumes in writing the obligations of Landlord hereunder on and after the date of such conveyance), the then grantor shall be automatically freed and relieved, from and after the date of such transfer or conveyance, of all liability with respect to any covenants or obligations on the part of Landlord contained in this Lease, the performance of which first accrues on or after the date of such transfer, provided that any funds in the hands of such landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provision of this Lease shall be paid to Tenant. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to the aforesaid, be binding on Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership.

         SECTION 19.7 ESTOPPELS. Tenant shall, without charge at any time and from time to time, within thirty (30) days after written request by Landlord, certify by written instrument in substantially the form set forth as Exhibit E hereto, duly executed, acknowledged, and delivered to any mortgagee, assignee

         61

of a mortgagee, proposed mortgagee, or to any purchaser or proposed purchaser, or to any other person dealing with Landlord or the Demised Premises as to the matters set forth in Exhibit E attached hereto.

         SECTION 19.8 SEVERABILITY; GOVERNING LAWS. If any covenant, condition, provision, term or agreement of this Lease shall, to any extent, be held invalid or unenforceable, the remaining covenants, conditions, provisions, terms and agreements of this Lease shall not be affected thereby, but each covenant, condition, provision, term or agreement of this Lease shall be valid and in force to the fullest extent permitted by law. This Lease shall be construed and be enforceable in accordance with the laws of the State of Ohio.

         SECTION 19.9 BINDING EFFECT. The covenants and agreements herein contained shall bind and inure to the benefit of Landlord, its successors and assigns, and Tenant and its permitted successors and assigns.

         SECTION 19.10 CAPTIONS. The caption of each Article and Section of this Lease is for convenience of reference only, and in no way defines, limits or describes the scope or intent of such Article or Section of this Lease.

         SECTION 19.11 LANDLORD TENANT RELATIONSHIP. This Lease does not create the relationship of principal and agent, or of partnership, joint venture, or of any association or relationship between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant; nor, except as otherwise provided herein, shall any person, firm or corporation be entitled to claim any rights as a third party beneficiary hereof.

         SECTION 19.12 MERGER OF AGREEMENTS. All preliminary and contemporaneous negotiations are merged into and incorporated in this Lease. This Lease contains the entire agreement between the parties and shall not be modified or amended in any manner except by an instrument in writing executed by the parties hereto. Submission of the form of the Lease for examination shall not bind Landlord in any manner, and no Lease or obligations of Landlord shall arise until this instrument is signed by both Landlord and Tenant and is delivered to each.

         SECTION 19.13 LANDLORD'S PROPERTY. Tenant acknowledges that the Demised Premises is the property of Landlord and that Tenant has only the right to possession and use thereof upon the covenants, conditions, provisions, terms and agreements set forth in this Lease.

         SECTION 19.14 SURVIVAL. All obligations of the parties hereunder (together with interest on Tenant's monetary obligations

         62

at the Maximum Rate of Interest) accruing prior to expiration of the Term shall survive the expiration or other termination of this Lease.

         SECTION 19.15 REASONABLENESS. Any consent, action or inaction required to be given (or which may be withheld), done or not done by any of the parties hereto shall, at all times, be given (or not withheld), done or not done in a commercially reasonable fashion.

         SECTION 19.16 REAL ESTATE BROKER. The Tenant represents that Tenant has dealt with (and only with) Cleveland Real Estate Partners as its broker in connection with this Lease (whose commission shall be paid by Landlord in accordance with its agreement with same), and that insofar as Tenant knows, no other outside broker negotiated this Lease (although Tenant acknowledges Landlord is a broker but further understands Tenant is not paying Landlord a commission) or is entitled to any commission in connection therewith. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any claims made by any broker or finder other than the broker named above for a commission or fee in connection with this Lease, provided that Landlord has not in fact retained such broker or finder. Landlord agrees to indemnify, defend and bold Tenant harmless from and against any claims made by any broker or finder other than the broker named above for a commission or fee in connection with this Lease.

         SECTION 19.17 EXHIBITS; RIDER PROVISIONS. Any Exhibits attached hereto are an integral part hereof and this Lease Agreement shall be construed as though such Exhibits were set forth in full herein. In the event that there are one or more Riders attached to this Lease, then the provisions of such Rider(s) shall take precedent over any conflicting provisions contained herein.

         SECTION 19.18 RECORDING. A Memorandum of Lease prepared by Tenant and acceptable in form and content to Landlord, reciting the operative provisions of this Lease, may, at the request of either party, be executed and recorded with the Cuyahoga County, Ohio, Recorder of Deeds Office.

         SECTION 19.19 FINANCIAL STATEMENTS. During the Term, Tenant shall provide to Landlord on an annual basis, within one hundred twenty (120) days following the end of the Tenant's fiscal year, a copy of Tenant's most recent audited financial statements prepared as of the end of Tenant's fiscal year.

         SECTION 19.20. LIMITATION OF LANDLORD'S LIABILITY. If Landlord shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord (whether compensatory


                                       56
         63

or punitive in nature), Tenant agrees that it shall look solely to Landlord's right, title and interest in and to the Building and to Landlord's insurance for indemnity obligations insured under the provisions of Article 5 for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant's judgment and that Landlord shall not be personally liable for any deficiency.

                                   ARTICLE 20
                                 CONTINGENCIES

         SECTION 20.1 LANDLORD'S CONTINGENCIES. The obligations of Landlord hereunder are contingent upon the following:

         (a) Landlord's purchase by October 31, 1996 of the Land from Carl Milstein, Trustee for the Carl Milstein Trust ("Milstein") on terms and conditions satisfactory to Landlord, at a cost not to exceed Forty Thousand Dollars ($40,000.00) per acre.

         (b) The Village establishing by October 30, 1996 a Community Reinvestment Area and abating 100% of the taxes of the real estate taxes relating to the Demised Premises for fifteen (15) years.

         SECTION 20.2 TENANT'S CONTINGENCIES. The obligations of Tenant hereunder are contingent upon the Village establishing by October 30, 1996 a Community Reinvestment Area and abating 100% of the real estate taxes relating to the Demised Premises for fifteen (15) years.

         SECTION 20.3 WAIVER. Landlord may waive in writing any of the contingencies set forth in Section 20.1 and Tenant may waive in writing any of the contingencies set forth in Section 20.2 and thereafter, such contingency shall be of no further force or effect.

                                       57

         64

         IN WITNESS WHEREOF, each of the parties hereto has caused this LEASE AGREEMENT, to be duly executed as of the day and year first above written.


Signed in the presence of:                   LANDLORD:

                                             DUKE REALTY LIMITED PARTNERSHIP
/s/ R.C. Farro
-------------------------------------        -----------------------------------

Print Name: R.C. Farro
            -------------------------        By: Duke Realty Investments, Inc.
/s/ Brent D. Ballard                         Its: General Partner
-------------------------------------
Print Name: Brent D. Ballard
            -------------------------        By: /s/ William E. Linville, III
                                                 -------------------------------
                                                 William E. Linville, III,
                                                 Vice President-Indiana
                                                 Industrial Group

                                             TENANT:

                                             HEALTH O METER PRODUCTS, INC.



/s/ R.C. Farro                               By: /s/ Steven H. Billick
-------------------------------------        -----------------------------------
Print Name: R.C. Farro                       Steven M. Billick,
           --------------------------        Senior Vice President, Treasurer
                                             and Chief Financial Officer
/s/ Brent D. Ballard
-------------------------------------
Print Name: Brent D. Ballard
           --------------------------



                                       58


         65



STATE OF Ohio              )
         ----------------- )ss
COUNTY OF Cuyahoga         )
         -----------------


         Before me, a Notary Public in and for said County and State, personally appeared William E. Linville, III, Vice President, Indiana Industrial Group of Duke Realty Investments, Inc., general partner of Duke Realty Limited Partnership, who acknowledged that he did execute the foregoing on behalf of said partnership and said corporation and that the same is his free act and deed as such officer and the free act and deed of said partnership and corporation.

         WITNESS my hand and Notarial Seal this 15th day of October, 1996.


                              /s/ Brent D. Ballard
                              -----------------------------------------
                              Notary Public
                              Printed Name: Brent D. Ballard
                                            ---------------------------

                              My commission expires: No Expiration Date
                                                     ------------------



STATE OF Ohio            )
         --------------  ) ss
COUNTY OF Cuyahoga       )
         --------------

         Before me, a Notary Public in and for said County and State, personally appeared Steven M. Billick, Senior Vice President, Treasurer and Chief Financial Officer of Health o Meter Products, Inc., who acknowledged that he did execute the foregoing on behalf of said corporation and that the same is his free act and deed as such officer and the free act and deed of said corporation.


         WITNESS my hand and Notarial Seal this 15th day of October, 1996.


                              /s/ Brent D. Ballard
                              -----------------------------------------
                              Notary Public
                              Printed Name: Brent D. Ballard
                                            ---------------------------
                              My commission expires: No Expiration Bate
                                                     ------------------


                                       59


         66


                                LEASE AGREEMENT
                     TENANT: HEALTH O METER PRODUCTS, INC.

                              SCHEDULE OF EXHIBITS
                              --------------------

     EXHIBITS     DESCRIPTION
     --------     -----------


         A        Legal Description of Land

         B        Performance Criteria

         C        Design Plan Packages (to be
                  attached when complete)

         D        Environmental Report

         E        Estoppel Letter

         F        Subordination Agreement

PHG/JLK/kk
8/15/97

                             FIRST LEASE AMENDMENT
                             ---------------------

     THIS FIRST LEASE AMENDMENT (the "Amendment") is executed this 9 day of September, 1997 by and between DUGAN REALTY, L.L.C., an Indiana limited liability company ("Landlord"), and SIGNATURE BRANDS, INC., an Ohio corporation ("Tenant").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Duke Realty Limited Partnership, as predecessor in interest to Landlord, and Health O meter Products, Inc., as predecessor in interest to Tenant, entered into a certain lease dated October 15, 1996 (the "Lease"), whereby Tenant leased from Landlord certain premises consisting of approximately 458,000 square feet of space (the "Leased Premises") located in an office/warehouse building in the Village of Greenwillow, County of Cuyahoga, State of Ohio; and

     WHEREAS, Landlord and Tenant desire to amend the Base Rent under the Lease to incorporate the amortization of certain tenant finish improvement and infrastructure costs;

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord and Tenant hereby enter into this Amendment.

     1. AMENDMENT OF SECTION 3.1. BASE RENT. Section 3.1(a)(1) of the Lease is hereby amended by deleting:

          "Years 1-5               $3.32 per square foot
          Years 6-10               $3.74 per square foot
          Years 11-15              $4.19 per square foot"

     and substituting the following in lieu thereof:

          "Years 1-5               $128,772.82 per month
          Years 6-10               $144,802.82 per month
          Years 11-15              $161,977.82 per month"

     2. TENANT'S REPRESENTATIONS AND WARRANTIES. The undersigned represents and warrants to Landlord that (i) Tenant is duly organized, validly existing and in good standing in accordance with the laws of the state under which it was organized; (ii) all action necessary to authorize the execution of this Amendment has been taken by Tenant; and (iii) the individual executing and delivering this Amendment on behalf of Tenant has been authorized to do so, and such execution and delivery shall bind Tenant. Tenant, at Landlord's request, shall provide Landlord with evidence of such authority.

         3. DEFINITIONS. Except as otherwise provided herein, the capitalized terms used in this Amendment shall have the definitions set forth in the Lease.

         4. INCORPORATION. This Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the day and year first written above.

                                    LANDLORD:

                                    DUGAN REALTY, L.L.C., an Indiana
                                    limited liability company
Witnesses:
                                    By: Duke Realty Limited Partnership,
/s/ Lisa J. Hurley                      an Indiana limited partnership,
-----------------------                 its member
    Lisa J. Hurley
-----------------------                 By: Duke Realty Investments, Inc.,
(Printed)                                   an Indiana corporation, its
                                            general partner
/s/ Denna M. Francescon
-----------------------                     By /s/ William E. Linville, III
    Denna M. Francescon                       -----------------------------
-----------------------                       William E. Linville, III
(Printed)                                     Executive Vice President
                                              Industrial Group

                                    TENANT:

                                    SIGNATURE BRANDS, INC., an Ohio
                                    corporation
Witnesses:
                                    By: /s/ Steven M. Billick
/s/ Jean E. Kalies                      ---------------------------------
-----------------------             Printed: Steven M. Billick
    Jean E. Kalies                           ----------------------------
-----------------------                      Senior Vice President, Treasurer
 (Printed)                           Title:  and Chief Financial Officer
                                             ---------------------------
/s/ Barbara L. Zimmer
-----------------------
    Barbara L. Zimmer
-----------------------
(Printed)




STATE OF Indiana  )
         -------  )  SS:
COUNTY OF Marion  )
          ------

         Before me, a Notary Public in and for said County and State, personally appeared William E. Linville, III, by me known and by me known to be the Executive Vice President/Industrial Group of Duke Realty Investments, Inc., an Indiana corporation, the general partner of Duke Realty Limited Partnership, an Indiana limited partnership, which is a member of Dugan Realty, L.L.C., an Indiana liability company, who acknowledged the execution of the foregoing "First Lease Amendment" on behalf of said company.

         WITNESS my hand and Notarial Seal this 9th day of September, 1997.


                                    /s/ Kristine L. Todd
                                    -------------------------------------
                                    Notary Public

                                    -------------------------------------
                                    (Printed Signature)

KRISTINE TODD
BOONE COUNTY
EXP. 06-19-01

My Commission Expires:
                        -----------------------------

My County of Residence: -----------------------------

STATE OF OHIO     )
                  ) SS:
COUNTY OF CUYAHOGA)

     Before me, a Notary Public in and for said County and State, personally appeared /s/ Steven M. Billick by me known and by me known to be the Sr. VP, Treas. & CFO of Signature Brands, Inc., an Ohio corporation, who acknowledged the execution of the foregoing "First Lease Amendment" on behalf of said corporation.

     WITNESS my hand and Notarial Seal this 8th day of September, 1997.


                                   /s/ Gloria D. Newhouse
                                   ---------------------------
                                   Notary Public

                                   /s/ Gloria D. Newhouse
                                   ----------------------------
                                   (Printed Signature)

My Commission Expires: 6-6-2002
                      --------------------

My County of Residence: Portage
                       -------------------

                                        GLORIA D. NEWHOUSE, Notary Public
                                                  STATE OF OHIO
                                              Resident Portage County
                                        My Commission Expires June 6, 2002

                  ASSIGNMENT, ASSUMPTION AND AMENDMENT OF LEASE
                  ---------------------------------------------

                      I. ASSIGNMENT AND ASSUMPTION OF LEASE

           FOR AND IN CONSIDERATION of receipt of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SUNBEAM PRODUCTS, INC., an Ohio corporation (hereinafter referred to as "Assignor"), ROYAL APPLIANCE MFG. CO., an Ohio corporation (hereinafter referred to as "Assignee") " and DUGAN REALTY, L.L.C., (hereinafter referred to as "Landlord") agree as follows regarding a certain Lease dated October 15, 1996, as amended September 9, 1997 by and between HEALTH O METER PRODUCTS, INC., as predecessor in interest to Assignor, as "Tenant" and Landlord's predecessor in interest (the "Lease") for certain space described therein consisting of approximately 458,000 square feet (the "Premises") located in an office/warehouse building in the Village of Glenwillow, Cuyahoga County, Ohio.

         1. ASSIGNMENT. Assignor and Assignee agree to execute the Assignment and Assumption of Lease (the "Assignment"), in the form attached hereto as EXHIBIT "B", as of July 1, 2000 (the "Effective Date"). Possession of the Premises, in its "AS-IS" "WHERE -IS" condition, will be delivered to Assignee on the Effective Date, and, except as set forth herein, all of Assignor's personal property, inventory, equipment and furniture shall be removed from the Premises prior to the Effective Date.

         2. CONSIDERATION. In consideration for the assignment and assumption of the Lease, Assignor shall pay Assignee Five Hundred Thirty-three Thousand Dollars ($533,000.00). Commencing upon the Effective Date, such amount shall be paid by Assignor to Assignee in twelve (12) consecutive, equal monthly installments of Forty-four Thousand Four Hundred Sixteen and 67/100 Dollars ($44,416.67) upon the first (1st) day of each month commencing upon the Effective Date.

         3. PRORATIONS. Base Rent, Additional Rent and Impositions, as said terms are defined in the Lease, shall be prorated as of the Effective Date. All utilities shall be prorated as of the Effective Date. Any amounts due to Assignee or Assignor due to such prorations shall be paid on the Effective Date. The amount of the proration for Real Estate taxes shall be paid directly to Landlord and Assignee shall only be responsible for Real Estate taxes accruing after the Effective Date.

         4. FURNITURE AND EQUIPMENT. Between the date hereof and April 14, 2000, Assignor and Assignee shall mutually determine the items and the purchase price of furniture and equipment in the Premises owned by Assignor to be purchased by Assignee from Assignor. In no event shall Assignee purchase any underground storage tanks or any equipment and fixtures taken out of service prior to the Effective Date. Any furniture and equipment which is not purchased by Assignee shall be removed from the Premises by Assignor prior to the Effective Date. The total purchase price for such furniture and equipment shall be taken as a prorated credit against the payment(s) due from Assignor to Assignee under
Section 2 hereof. Assignor shall execute and deliver to Assignee the Bill of Sale, in the form attached hereto as EXHIBIT "D", on or before the Effective Date.

         5. REPRESENTATION OF ASSIGNOR. Assignor represent and warrants to Assignee that

                  (a) Neither Assignor nor Landlord are in default under the terms of the Lease.

                  (b) Assignor has not received any notice from any governmental authority that a condemnation or appropriation proceeding affecting the Premises exists or is contemplated.

                  (c) To the best knowledge of Assignor, there are no assessments, which have or will become a lien against the Premises, or any mechanic's or materialmen's liens filed or, to the best of Assignor's knowledge, threatened against the Premises, and no work has been performed or materials provided for which a lien could be filed.

                  (d) There are no suits, actions or proceedings pending or, to the best of Assignor's knowledge, threatened against or concerning the Premises.

                  (e) The Assignor has not received notice from any governmental authority advising that the Premises is in violation of any applicable zoning, building, health, safety, environmental, subdivision and other laws, ordinances and regulations; and all certificates of occupancy and other required approvals have been issued for the Premises.

                  (f) Assignor has received no notice that Hazardous Substances have been used, manufactured, released, treated, stored or disposed of beneath, on or at the Premises or off-site so as to affect the Premises by Assignor, Assignor's predecessors-in-interest or by any other person or from any source whatsoever. The term "Hazardous Substance" includes, without limitation, those substances included within the definitions of "Hazardous Substances," "Hazardous Materials," "Toxic Substances," "Hazardous Waste," or "Solid Waste" in any Environmental

         Law, and oil and petroleum products, asbestos, polychlorinated biphenyls, urea formaldehyde and lead-based paint. The term "Environmental Law" includes any federal, state or local law, statute, ordinance or regulation pertaining to health, industrial hygiene or the environmental conditions on, under or about the Premises, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 ET SEQ., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 ET SEQ., and the Hazardous Material Transportation Act, 49 U.S.C. Section 1801, ET SEQ. No above ground or underground storage tanks are or were located on, under or about the Premises.

                  (h) The Lease has not been modified, altered or amended, except as hereinabove provided.

         Assignor agrees that the foregoing representations and warranties are true on the date of this Agreement and shall, as a condition to the execution of the Assignment, be true in all material respects on the Effective Date. Assignor shall update the aforesaid representations and warranties on the Effective Date by delivering to Assignee a certificate (the "Assignor's Certificate") of the Assignor restating such representations and warranties as of the Effective Date. All representations and warranties contained in this Agreement and in the Assignor's Certificate shall survive the delivery and recording of the Assignment for a period of six (6) months and shall not be deemed merged therein.

         6. RISK OF LOSS. Risk of loss until the Effective Date shall be borne exclusively by Assignor. In the event of damage or destruction to all or part of the Premises prior to the Effective Date and the cost to repair such damage or destruction exceeds ten percent (10%) of the value of the Premises, the Assignee shall have the option of terminating this Agreement.

         7. NO MODIFICATION This Assignment and Assumption of Lease shall not be construed to modify, waive, impair or affect any of the terms, provisions or conditions of the Lease.

         8. NO FURTHER CONSENT This Assignment and Assumption of Lease shall not constitute a consent to any further assignment of the Lease or subletting of the premises demised thereby.

         9. LANDLORD REPRESENTATION As of the date of this Assignment and Assumption of Lease, (i) Assignor has fully paid all rent, additional rent and other sums due and payable under the Lease on or before the date of this Assignment and Assumption of Lease and no rent, penalties or other sums are due by Assignor to Landlord, (ii), neither Landlord nor Assignor is in default under any of the terms, conditions or covenants of the Lease to be performed or complied with by Landlord or Assignor and (iii) Landlord has not received any written notice alleging that the Premises is in violation of any federal, state or local law or regulation.

         10. LANDLORD CONSENT Landlord consents to the assignment of the Lease from Assignor to Assignee and the assumption by Assignee of all of Assignor's obligations under the Lease from and after the Effective Date. Landlord agrees that Assignee shall have no responsibility or liability for Assignor's obligations under the Lease which arose prior to the Effective Date, and Landlord waives any claims against Assignee for such obligations.


                             II. AMENDMENT OF LEASE

         WHEREAS, Landlord and Assignee (hereinafter referred to as "Tenant") desire to extend the Lease Term and to amend certain other provisions of the Lease;

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord and Tenant hereby enter into this Amendment effective on the Effective Date.

         1. EXTENSION OF TERM. The Lease Term is hereby extended through July 31, 2015.

         2. AMENDMENT OF SECTION 3.1. BASE RENT. Section 3.1(a)(1) of the Lease is hereby amended by adding the following:

            "Years 16-18    $169,992.82 per month"

         3. AMENDMENT OF SECTION 6.2. TENANT'S REPAIRS. Section 6.2 of the Lease is hereby amended to provide that, as of the effective date hereof, Landlord shall take over all responsibility for performance of landscaping and Tenant shall have no further responsibility for performance thereof. Landlord shall maintain such landscaping in a first class, high quality manner. Tenant shall pay to Landlord as Additional Rent hereunder, all costs associated with such landscaping within thirty (30) days after receipt of an invoice therefor. In the event Tenant is not satisfied with the quality or cost of such landscaping, in its reasonable judgment, Landlord, at Tenant's request, shall solicit at least three (3) bids for the performance of such work from landscaping contractors and Tenant shall have the right to approve such contractors, which approval shall not be unreasonably withheld, conditioned or delayed.

         In addition to the foregoing, Tenant agrees that certain landscaping upgrades are currently required, as set forth on Exhibit A attached hereto. Landlord shall promptly perform such upgrades and Tenant shall pay Landlord for two-thirds (2/3) of the cost thereof within thirty (30) days after receipt of an invoice therefor, provided that the sum Tenant is required to pay for such upgrades shall not exceed Sixty-Seven Thousand Dollars ($67,000.00).

         4. AMENDMENT OF SECTION 19.4. NOTICES. The notice addresses for Landlord and Tenant shall be amended as follows:

         Tenant:                    Royal Appliance Mfg. Co.
                                    650 Alpha Drive
                                    Cleveland, Ohio 44143
                                    Attn: Richard Vasek

         Landlord:                  Dugan Realty, L.L.C.
                                    6150 Oak Tree Blvd., Suite 550
                                    Independence, OH  44131-2547

         With Rental
         Payments to:               Dugan Realty, L.L.C.
                                    P.O. Box 931845
                                    Cleveland, OH  44193-1186

         5. INDEMNIFICATION FOR LEASING COMMISSIONS. Landlord shall not be responsible for the payment of any leasing commissions or fees whatsoever in connection with this transaction and Tenant hereby indemnifies, defends and holds Landlord harmless from and against any and all claims made by any broker or finder in connection with this transaction, including but not limited to, Grubb & Ellis, C.B. Richard Ellis and Victor S. Voinovich Co.

         6. CONTINGENCY. This Amendment is contingent upon the satisfaction or waiver of the contingencies set forth in Article III below.

                     III. CONTINGENCIES AND OTHER PROVISIONS

         1. This Assignment, Assumption and Amendment of Lease is contingent upon the satisfaction of the following two (2) contingencies:

            (i) Full and proper execution of a Release Agreement by and between Landlord and Assignor and fulfillment of all terms thereof by the parties thereto; and

            (ii) Confirmation by the Village of Glenwillow that the CRA/tax abatement program currently in place has been transferred to the benefit of Tenant.

            (iii) Obtaining a release from C.B. Richard Ellis for any and all brokerage fees or commission regarding this transaction.

            In the event contingencies (i) and (ii) are not satisfied or waived or mutually extended by all parties hereto on or before May 19, 2000, this Assignment, Assumption and Amendment of Lease shall be null and void and of no further force or effect. In the event contingency (iii) is not satisfied or waived by Assignee by April 19, 2000, Assignee, may terminate this Assignment, Assumption and Amendment of Lease upon written notice to Assignor and Landlord and thereafter, this Assignment, Assumption and Amendment of Lease shall be null and void and of no further force or effect.

         2. The undersigned represent and warrant that (i) the respective party is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the state under which it was organized; (ii) all action necessary to authorize the execution of this agreement has been taken; and (iii) the individual executing and delivering this agreement on behalf of each party hereto has been authorized to do so, and such execution and delivery shall bind such party.

         3. Submission of this instrument for examination or signature does not constitute a reservation or option, and it is not effective until execution by all parties hereto.

         4. Except as otherwise provided herein, the capitalized terms used in this agreement shall have the definitions set forth in the Lease.

         5. This agreement shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect.

         EXECUTED as of the 14th of April, 2000.

                                    "Assignor"

                                    SUNBEAM PRODUCTS, INC., an
                                    Ohio corporation

Witnesses:
                                    By:
---------------------                  -------------------------------
                                    Printed:
---------------------                       --------------------------
                                    Title:
                                          ----------------------------

                                    "Assignee"/"Tenant"

                                    ROYAL APPLIANCE MFG. CO.,
                                    an Ohio corporation

Witnesses:
                                    By:
---------------------                  -------------------------------
                                    Printed:
---------------------                       --------------------------
                                    Title:
                                          ----------------------------


                                    "Landlord"

                                    DUGAN REALTY, L.L.C., an Indiana
                                    limited liability company

                                    By:  Duke-Weeks Realty Limited Partnership,
                                    its member

Witnesses:                          By:  Duke-Weeks Realty Corporation, its
                                         general partner
---------------------
                                         By:
                                            --------------------------
-----------------------                      Spencer N. Pisczak
                                             Senior Vice President
                                             Cleveland Industrial






STATE OF ____________________)
                             ) SS:
COUNTY OF __________________ )

         Before me, a Notary Public in and for said County and State, personally appeared ________________________ , by me known and by me known to be the ________________ of Sunbeam Products, Inc., an Ohio corporation, who acknowledged the execution of the foregoing "Assignment, Assumption and Amendment of Lease" on behalf of said corporation.

         Witness my hand and Notarial Seal this ______ day of _____________, 2000.

                                              -------------------------------
                                              Notary Public

                                              -------------------------------
                                              (Printed Signature)
My Commission Expires:  ______________

My County of Residence:  _____________

STATE OF ____________________)
                             )SS:
COUNTY OF __________________ )


         Before me, a Notary Public in and for said County and State, personally appeared ________________________ by me known and by me known to be the ________________ of Royal Appliance Mfg. Co., an Ohio corporation, who acknowledged the execution of the foregoing "Assignment, Assumption and Amendment of Lease" on behalf of said corporation.

         Witness my hand and Notarial Seal this _____ day of ____________, 2000.


                                              -------------------------------
                                              Notary Public


                                              -------------------------------
                                              (Printed Signature)
My Commission Expires:  ______________

My County of Residence:  ______________



STATE OF _________________)
                          ) SS:
COUNTY OF _______________ )

         Before me, a Notary Public in and for said County and State, personally appeared Spencer N. Pisczak, by me known to be the Senior Vice President, Cleveland Industrial of Duke-Weeks Realty Corporation, an Indiana corporation, the general partner of Duke-Weeks Realty Limited Partnership, an Indiana limited partnership, who acknowledged the execution of the foregoing "Assignment, Assumption and Amendment of Lease" on behalf of said partnership.

           WITNESS my hand and Notarial Seal this ___ day of _________ 2000.


                                                 ------------------------------
                                                 Notary Public


                                                 ------------------------------
                                                 (Printed Signature)

My Commission Expires:  ________________

My County of Residence:  ________________

                                   EXHIBIT "B"

                       ASSIGNMENT AND ASSUMPTION OF LEASE
                       ----------------------------------


         THIS ASSIGNMENT AND ASSUMPTION OF LEASE (the "Assignment"), made the ____ day of ___________, 2000, by and among SUNBEAM PRODUCTS, INC. ("Assignor"), ROYAL APPLIANCE MFG. CO. ("Assignee"), and DUGAN REALTY L.L.C. ("Landlord") is to evidence the following understandings and agreements among the parties.

                              W I T N E S S E T H:

         WHEREAS, Landlord's predecessor-in-interest and Health O Meter Products, Inc., Assignor's predecessor-in-interest, entered into a lease dated October 15, 1996, as amended September 9, 1997 (collectively the "Lease") for real estate and all improvements thereto located at 7005 Cochran Road, Glenwillow, Ohio ("Premises") as further described in Exhibit "A" attached hereto; and

         WHEREAS, Assignor now desires to transfer, set over and assign all of Assignor's right, title and interest as tenant under the Lease to Assignee and Assignee desires to accept all of Assignor's interest and obligations as tenant under the Lease; and

         WHEREAS, Landlord hereby agrees to said assignment and assumption of the Lease upon the terms and conditions set forth herein; and

         NOW, THEREFORE, for valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. ASSIGNMENT AND INDEMNIFICATION BY ASSIGNOR. Effective as of July 1, 2000 (the "Effective Date"), Assignor hereby assigns all of its right, title and interest in and to the Lease to Assignee upon the terms and conditions herein contained. Assignor hereby agrees to indemnify, defend and hold harmless Assignee, its shareholders, officers, directors, affiliates, agents and employees and their respective heirs, executors, administrators, successors and assigns from any and all claims, actions liabilities, losses, damages, costs or expenses, including, without limitation, reasonable attorneys' fees and costs, arising from injury, to person or property of any and every nature, and from any matter or thing, growing out of the occupation, possession, use, construction, alteration, repair, maintenance or control of the Premises and/or the Building (including parking areas) and all areas adjoining or appurtenant thereto originating prior to the Effective Date.

         2. ASSUMPTION AND INDEMNIFICATION BY ASSIGNEE. Assignee hereby assumes all of Assignor's duties, liabilities and obligations as Tenant under the Lease and agrees to perform all of the terms, covenants and conditions of the Lease, on the part of Assignor, as Tenant, to be performed under the Lease arising on or after the Effective Date. Assignee further agrees to indemnify, defend and hold harmless Assignor, its shareholders, officers, directors, affiliates, agents and employees and their respective heirs, executors, administrators, successors and assigns from any and all claims, actions liabilities, losses, damages, costs or expenses, including, without limitation, reasonable attorneys' fees and costs, arising from injury, to person or property of any and every nature, and from any matter or thing, growing out of the occupation, possession, use, construction, alteration, repair, maintenance or control of the Premises and/or the Building (including parking areas) and all areas adjoining or appurtenant thereto originating on or subsequent to the Effective Date, or arising out of Assignee's failure to perform each and every covenant, condition and agreement herein provided to be performed by Assignee

         3. ATTORNMENT. From and after the Effective Date, Assignee hereby agrees to attorn to the Landlord under the Lease and hereby assumes and agrees with the Assignor to pay, perform and observe all of the terms, covenants, conditions and provisions contained in the Lease on the part of Assignor, as tenant, to be performed, all as fully and effectively as if Assignee has been named the original tenant therein; PROVIDED, HOWEVER, that Assignee shall not assume any liabilities or obligations incurred by Assignor or in any way arising under the Lease or out of the occupation of the Premises prior to the Effective Date.

         4. LANDLORD'S APPROVAL. Landlord, by signing this Assignment, hereby consents to the above assignment of the Lease by Assignor to Assignee, and the above assumption by Assignee of Assignor's obligations under the Lease.

         5. ATTORNEYS' FEES. If either party hereto be made or becomes a party to any litigation commenced by or against the other party involving the enforcement of any of the rights and remedies of such party, or arising on account of the default of the other party in the performance of such party's obligations hereunder, or if either party shall be made or become a party to any litigation as a result of the act or omission (or claimed act or omission) of the other party, then the prevailing party or the party in any such litigation, or the party becoming involved in such litigation because of a claim against such other party, as the case may be, shall receive from the other party all reasonable costs and attorneys' fees incurred by such party in such litigation.

         6 GOVERNING LAW. This Assignment and the rights and obligations of the parties hereunder shall be construed in accordance with the laws of the state of Ohio.

         This Assignment may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date first written above.

Signed in the presence of:
                             SUNBEAM PRODUCTS, INC.

                             By:
--------------------------      --------------------------------------
Printed Name:
             -------------

--------------------------
Printed Name:
             -------------

                             ROYAL APPLIANCE MFG. CO.

                             By:
--------------------------      ----------------------------------
Printed Name:
             -------------

-------------------------
Printed Name:
             -------------

                             DUGAN REALTY, L.L.C., an Indiana
                             limited liability company

                             By:  Duke-Weeks Realty Limited Partnership,
                             its member

                             By:  Duke-Weeks Realty Corporation, its
                                  general partner

                             By:
--------------------------      ----------------------------
Printed Name:                   Spencer N. Pisczak
             -------------      Senior Vice President
                                Cleveland Industrial
-------------------------
Printed Name:
             ------------

STATE OF ________________ )
                          ) SS:
COUNTY OF _______________ )

Before me, a Notary Public in and for said County and State, personally appeared Spencer N. Pisczak, by me known to be the Senior Vice President, Cleveland Industrial of Duke-Weeks Realty Corporation, an Indiana corporation, the general partner of Duke-Weeks Realty Limited Partnership, an Indiana limited partnership, who acknowledged the execution of the foregoing "Assignment, Assumption and Amendment of Lease" on behalf of said partnership.

           WITNESS my hand and Notarial Seal this ___ day of _________ 2000.


                                                 ------------------------------
                                                 Notary Public

                                                 ------------------------------
                                                 (Printed Signature)

My Commission Expires:  ________________

My County of Residence:  ________________


 STATE OF OHIO                      :
                                    : SS
COUNTY OF CUYAHOGA                  :

         BEFORE ME, a Notary Public in and for said county and state appeared ______________, to me personally known who, being by me sworn, did say that he is the _______________of ROYAL APPLIANCE MFG. CO., the corporation named in and which executed the within instrument; that said instrument was signed on behalf of said corporation by authority of its Board of Directors; and that said instrument is his free act and deed individually and the free act and deed of said corporation.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at _________, Ohio, this _____ day of _______________, 2000.

                                                 -------------------------------
                                                 Notary Public


STATE OF ______________    :
                           : SS
COUNTY OF ____________     :

         BEFORE ME, a Notary Public in and for said county and state appeared ______________, to me personally known who, being by me sworn, did say that he is the _______________of SUNBEAM PRODUCTS, INC., the corporation named in and which executed the within instrument; that said instrument was signed on behalf of said corporation by authority of its Board of Directors; and that said instrument is his free act and deed individually and the free act and deed of said corporation.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at _________, _________, this _____ day of _______________, 2000.

                                                 -------------------------------
                                                 Notary Public

                                   EXHIBIT "D"

                       GENERAL ASSIGNMENT AND BILL OF SALE
                       -----------------------------------


         THIS GENERAL ASSIGNMENT AND BILL OF SALE executed as of _________, 2000 by SUNBEAM PRODUCTS, INC. ("Seller") is to evidence the following agreements and understandings:

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, pursuant to an Agreement dated _________, 2000 (the " Agreement") between Royal Appliance Mfg. Co. ("Buyer") and Seller, Buyer is purchasing certain of the assets of Seller used by Seller at the premises located at 7005 Cochran Road, Glenwillow, Ohio; and

         WHEREAS, Seller desires to execute and deliver this instrument in furtherance of the Agreement.

         NOW, THEREFORE, Seller, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged and pursuant to the terms and conditions contained in the Agreement, hereby sells, conveys, transfers, assigns, and delivers to Buyer, its successors and assigns, free and clear of all indebtedness, all of Seller's right and title in and to all of the assets set forth on Schedule 1 attached hereto.

         Seller further agrees to execute and deliver to Buyer such further instruments of transfer and assignment as Buyer may from time to time reasonably request in order to transfer and assign to, and vest in, Buyer all of the rights, privileges and property hereby transferred and assigned or intended to be transferred and assigned hereunder.

         This General Assignment and Bill of Sale and the covenants and agreements contained in this General Assignment and Bill of Sale shall inure to the benefit of Buyer and its successors and shall bind Seller and its successors.

         This General Assignment and Bill of Sale shall be governed by and construed in accordance with the laws of the State of Ohio. Terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

         IN WITNESS WHEREOF, Seller has caused this General Assignment and Bill of Sale to be duly executed and delivered as of ________, 2000.

                                                 SUNBEAM PRODUCTS, INC.,



                                                 By:
                                                    ---------------------------

                                   SCHEDULE 1